UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual General Meeting of Shareholders and 2015 Proxy Statement

April 10, 2015

Bunge Limited 50 Main Street White Plains, New York 10606 U.S.A.

April 10, 2015

Dear Shareholder:

              You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Wednesday, May 20, 2015 at 10:00 a.m., Eastern Time, at the Sofitel Hotel, 45 West 44th Street, in New York City. The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

              Over the past year, we have applied a new strategic approach throughout Bunge's operations intended to unlock greater value today, while building a solid foundation for future growth and consistent performance. We are making solid progress on the implementation of our strategic initiatives and will continue to strengthen our global business to create sustainable, long-term value for our shareholders. As we go about this, a key priority of our Board and management is ensuring robust outreach and engagement with our shareholders on the topics that matter most to them. We view our proxy statement as an important piece of our shareholder communications program. We encourage you to carefully review the information in the proxy statement as well as our annual report.

              Your vote is very important to us. We encourage you to vote as soon as possible, regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

              As we look ahead, we are excited about the tremendous value creation opportunities in front of us as our dedicated management team continues to execute on our business strategy. On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

L. Patrick Lupo Chairman of the Board of Directors

Bunge Limited 50 Main Street White Plains, New York 10606 U.S.A.

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

              Bunge Limited's 2015 Annual General Meeting of Shareholders will be held on May 20, 2015 at 10:00 a.m., Eastern Time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

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  Proposal 1—the election of the three directors named in the proxy statement to our Board of Directors;

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  Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2015 and the authorization of the Audit Committee of the Board of Directors to determine the independent auditors' fees;

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  Proposal 3—the approval of a non-binding advisory vote on the compensation of our named executive officers;

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  Proposal 4—the re-approval of the performance goals for the Bunge Limited Annual Incentive Plan; and

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  Proposal 5—a shareholder proposal described in the accompanying proxy statement, if properly presented at the Annual General Meeting.

              Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

              These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' reports for the fiscal year ended December 31, 2014, copies of which can be found in our 2014 Annual Report that accompanies this notice.

              March 25, 2015 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

              Your vote is very important. Whether or not you plan to attend the Annual General Meeting in person, please promptly vote by mail, Internet or telephone so that your shares will be represented at the Annual General Meeting.

              You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

              By order of the Board of Directors.

April 10, 2015	Carla L. Heiss Secretary

-i-

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING

Questions and Answers about Voting Your Common Shares

Why did I receive this Proxy Statement?	Bunge Limited ("Bunge" or the "Company") has furnished these proxy materials to you because Bunge's Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 20, 2015 (the "Annual General Meeting"). This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge's 2014 Annual Report, which includes Bunge's 2014 Annual Report on Form 10-K, is also being furnished together with this proxy statement. If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual General Meeting. Bunge is making its proxy materials first available to shareholders on or about April 10, 2015.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record" or "registered holders") as of the close of business on March 25, 2015, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 25, 2015 forward either a Notice (defined below) or a printed copy of these materials, together with a proxy card or voting instruction form, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the Company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

What is Notice and Access and why did Bunge elect to use it?

As permitted by regulations of the Securities and Exchange Commission, Notice and Access provides companies with the ability to make proxy materials available to shareholders electronically via the Internet. Bunge has elected to provide many of our shareholders with a Notice of Internet Availability of Proxy Materials ("Notice") instead of receiving a full set of printed proxy materials in the mail. The Notice is a document that provides instructions regarding how to:

• view our proxy materials on the Internet;
• vote your shares; and
• request printed copies of these materials, including the proxy card or voting instruction form.

On or about April 10, 2015, we began mailing the Notice to certain beneficial shareholders and posted our proxy materials on the website referenced in the Notice. See "Notice of Internet Availability of Proxy Materials" in this proxy statement for more information about where to view our proxy materials on the Internet.

As more fully described in the Notice, shareholders who received the Notice may choose to access our proxy materials on the website referenced in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The selected delivery choice will remain in effect until changed by the shareholder. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials by email unless you elect otherwise.

How many votes do I have?

Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 25, 2015, there were 143,597,347 common shares issued and outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?	Shareholders are being asked to vote on the following matters at the Annual General Meeting:
• Proposal 1—the election of the three directors named in this proxy statement;

• Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors and authorization of the Audit Committee of the Board to determine the auditors' fees;
• Proposal 3—the approval of a non-binding advisory vote on the compensation of our named executive officers;
• Proposal 4—the re-approval of the performance goals for the Bunge Limited Annual Incentive Plan; and
• Proposal 5—a shareholder proposal described in this proxy statement, if properly presented at the Annual General Meeting.

Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

How do I attend the Annual General Meeting?

For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders' check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m., EDT, and the Annual General Meeting will begin at 10:00 a.m., EDT.

How do I vote?	You can exercise your vote in the following ways:

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By Telephone or the Internet:    If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you are a beneficial shareholder, please follow the instructions on your Notice or voting instruction form.

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By Mail:    If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are a beneficial shareholder and received or requested printed copies of the proxy materials, you can vote by following the instructions on your voting instruction form.

•

At the Annual General Meeting:    If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to vote as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?

If you sign and return your proxy card or voting instruction form but do not indicate instructions for voting, your common shares will be voted "FOR" each of proposals 1, 2, 3 and 4 and "AGAINST" proposal 5. With respect to any other matter which may properly come before the Annual General Meeting, your common shares will be voted at the discretion of the proxy holders.

May I change or revoke my proxy?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
• Notify our Secretary in writing at the address provided below before the Annual General Meeting that you are revoking your proxy;
• Use the telephone or the Internet to change your proxy;
• Submit another proxy card (or voting instruction form if you hold your common shares in street name) with a later date; or
• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.

What does it mean if I receive more than one Notice or set of proxy materials?

It means that you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple Notices or copies of proxy materials will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge's common shares, your broker, bank or other nominee may deliver only one copy of the Notice or proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the Notice, proxy statement or 2014 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of these documents should submit their request to Bunge's Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

Can I receive future proxy materials electronically?

Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit our website at www.bunge.com, click on the "Investors—Shareholder Info & Services—Electronic Delivery Enrollment" links and follow the instructions provided.

What constitutes a quorum?

The presence at the start of the Annual General Meeting of at least two persons representing, in person or by proxy, more than one-half of our outstanding common shares will constitute a quorum for the transaction of business.

What vote is required in order to approve each proposal?

The affirmative vote of a majority of the votes cast is required to elect each of the nominees for director (Proposal 1). As this is an uncontested election, any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.

The affirmative vote of a majority of the votes cast is also required to approve each of the other proposals described in this proxy statement.

Proposal 3, the non-binding proposal to approve the compensation of our named executive officers, is an advisory vote only and, as discussed in more detail in "Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation," the voting result is not binding on us. However, although the advisory vote on Proposal 3 is non-binding, our Board will review the results of the vote and will take them into account in considering the compensation of our executive officers.

Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

Under the rules of the New York Stock Exchange ("NYSE"), if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your common shares in connection with Proposals 1, 3, 4 and 5. Accordingly, if your common shares are held in street name and you do not submit voting instructions to your broker, your common shares will be treated as broker non-votes for these proposals and will not be counted in determining the outcome but will be counted for quorum purposes.

How will voting on any other business be conducted?

Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at the discretion of the proxy holders.

Who will count the votes?	Broadridge will act as the inspector of election and will tabulate the votes.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

              Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., EDT, on May 19, 2015. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., EDT, on May 19, 2015. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan or the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name and you are voting by mail, you should return your voting instruction form in accordance with the instructions on that form or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

              We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of proxy materials and the Notice. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

              We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or other employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

              Our Board currently consists of 11 directors and is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Bunge's bye-laws provide that no more than two directors may be employed by Bunge or any company or entity which is controlled by Bunge.

              The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge, including those reported below and under "Certain Relationships and Related Person Transactions," in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the "Investors—Corporate Governance" section of our website, www.bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

              As a result of this review, the Board has determined that the following directors are independent: Messrs. Bachrach, Boilini, de La Tour d'Auvergne Lauraguais, Engels, Ferrier, Lupo and McGlade and Mses. Browner and Hyle. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. Mr. Schroder is not considered an independent director due to his position as an executive officer of Bunge. As previously announced, Mr. Francis Coppinger has decided not to stand for re-election to the Board at the Annual General Meeting. Our Board had previously determined that Mr. Coppinger was independent.

              In determining the independence of these directors, the Board considered transactions during 2014 between Bunge and a charitable organization with which an immediate family member of Mr. de La Tour d'Auvergne Lauraguais is affiliated as a director, and determined that Mr. de La Tour d'Auvergne Lauraguais did not have a material direct or indirect interest in the transactions. The Board also considered that Bunge made donations in 2014 to the same charitable organization and determined that the amount of the charitable contributions fell below the thresholds in Bunge's categorical standards of director independence. Additionally, the Board considered that Bunge provided certain administrative support services to Mutual Investment Limited, a holding company and former parent company of Bunge Limited which currently has no significant operations. Messrs. de La Tour d'Auvergne Lauraguais, Coppinger and Engels are directors of Mutual Investment Limited. The Board determined these relationships do not impair the independence of Messrs. de La Tour d'Auvergne Lauraguais, Coppinger and Engels. The Board also considered that Mr. Engels' son served as an unpaid summer intern at Bunge in 2014 and determined that this employment relationship did not impair Mr. Engels' independence.

Board Leadership Structure

              Our Board does not have a requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board believes this determination should be made based on the best interests of Bunge and its shareholders at any point in time based on the facts and circumstances facing the Company. Demonstrating the Board's commitment to making these thoughtful and careful determinations, our Board leadership structure has evolved over the past two years with the separation of the Chairman and CEO roles in June 2013 at the time of Mr. Schroder's appointment as CEO, and the appointment of L. Patrick Lupo as the Company's independent, non-executive Chairman effective January 1, 2014. The Board believes that its current leadership structure is in the best interests of the Company and its shareholders at this time and demonstrates its commitment to independent oversight, which is a critical aspect of effective governance.

              Additionally, our Board is characterized by a substantial majority of independent directors and Board committees that are comprised entirely of independent directors. As a result, independent directors oversee critical matters, including the integrity of our financial statements, the evaluation and compensation of executive management, the selection of directors, Board performance and our risk management practices.

Board Meetings and Committees

              The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met nine times in 2014. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.

              Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have five standing Board committees: the Audit Committee, the Compensation Committee, the Finance and Risk Policy Committee, the Corporate Governance and Nominations Committee and the Sustainability and Corporate Responsibility Committee. Each committee is comprised entirely of directors determined to be independent under the listing standards of the NYSE and our Board's categorical standards of director independence. Each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors and counsel. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each committee has the power under its charter to sub-delegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of all our committee charters are available on our website, www.bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

              Audit Committee.    Pursuant to its charter, our Audit Committee assists the Board in fulfilling its responsibility for oversight of:

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  the quality and integrity of our financial statements and related disclosure;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications, independence and performance; and

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  the performance of our internal audit and control functions.

              Please see the Audit Committee Report included in this proxy statement for information about our 2014 fiscal year audit. The Audit Committee met 13 times in 2014. The Audit Committee meets separately with our independent auditor and also in executive sessions with members of management and our chief audit executive from time to time as deemed appropriate by the committee. Additionally, the Audit Committee periodically meets in executive sessions at which only the Audit Committee members are in attendance, without any members of our management present. The members of our Audit Committee are Messrs. Boilini, Coppinger and Engels and Mses. Browner and Hyle (chairman). Each of the members of the Audit Committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. Boilini, Mr. Engels and Ms. Hyle qualifies as an audit committee financial expert. In accordance with our Audit Committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

              Compensation Committee.    Our Compensation Committee designs, reviews and oversees Bunge's executive compensation program. Under its charter, the committee, among other things:

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  reviews and approves corporate goals and objectives relevant to the compensation of our CEO, evaluates the performance of the CEO in light of these goals and objectives and sets the CEO's compensation based on this evaluation;

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  reviews the evaluations of the direct reports to the CEO and approves and oversees the total compensation packages for the direct reports to the CEO, including annual base salaries, performance-based cash bonuses, long-term equity-based compensation and any perquisites that may be given;

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  reviews and makes recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administers and interprets our equity incentive plans;

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  makes recommendations to the Board on director compensation; and

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  periodically reviews our management succession program for senior executive positions and ensures that the Board is informed of its status.

              Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any such compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee's role, its use of outside advisors and their roles, as well as the committee's processes and procedures for the consideration and determination of executive compensation, see "Executive Compensation—Compensation Discussion and Analysis" beginning on page 22 of this proxy statement.

              The Compensation Committee met seven times in 2014. The members of our Compensation Committee are Messrs. Bachrach (chairman), de La Tour D'Auvergne Lauraguais, Ferrier, Lupo and McGlade. Each of the members of the Compensation Committee is independent under the listing standards of the NYSE.

              Corporate Governance and Nominations Committee.    Our Corporate Governance and Nominations Committee is responsible for, among other things:

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  monitoring, advising and making recommendations to the Board with respect to the law and practice of corporate governance and the duties and responsibilities of directors of public companies, as well as overseeing our corporate governance initiatives and related policies;

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  leading the Board in its annual performance evaluation and overseeing the self-evaluations of each Board committee;

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  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board (see "—Nomination of Directors" for more information);

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  reviewing and making recommendations to the Board regarding director independence; and

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  overseeing our related person transaction policies and procedures.

              The Corporate Governance and Nominations Committee met five times in 2014. The members of our Corporate Governance and Nominations Committee are Messrs. Bachrach, Coppinger and Lupo (chairman) and Ms. Browner. Each of the members of the Corporate Governance and Nominations Committee is independent under the listing standards of the NYSE.

              Finance and Risk Policy Committee.    Our Finance and Risk Policy Committee ("FRPC") is responsible for supervising the quality and integrity of our financial and risk management practices. As further described below, the FRPC reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The FRPC met five times in 2014. The members of the FRPC are Messrs. Boilini (chairman), de La Tour d'Auvergne Lauraguais, Engels, Ferrier and McGlade and Ms. Hyle.

              Sustainability and Corporate Responsibility Committee.    Our Sustainability & Corporate Responsibility Committee ("SCRC"), established in 2014, provides oversight of Bunge's policies, strategies and programs with respect to sustainability, corporate social responsibility, the environment, human rights, community relations, supply chains, nutrition and health, public affairs, philanthropy and other matters. The SCRC met two times in 2014. The members of the SCRC are Messrs. Engels and Ferrier and Ms. Browner (chairman).

Risk Oversight

              Our Board of Directors oversees management's approach to risk management, which is designed to support the achievement of our strategic objectives and enhance shareholder value. For the Board, fundamental aspects of its risk management oversight activities include:

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  understanding the key drivers of success for our businesses and the associated major risks inherent in our operations and corporate strategy;

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  crafting the right Board for our Company, including establishing an appropriate committee structure to carry out its oversight responsibilities effectively; and

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  overseeing implementation by management of appropriate risk management and control procedures and developing and maintaining an open, ongoing dialogue with management about major risks facing the Company.

              Our Board has considered the most effective organizational structure to appropriately oversee major risks for our Company. It has established a dedicated Board committee, the FRPC, which enables greater focus at the Board level on risk oversight tailored to our business and industries. The FRPC has responsibility for oversight of the quality and integrity of our financial and risk management practices, which includes oversight of the following key risk areas: commodities risk, foreign exchange risk, interest rate and liquidity risk, credit and counterparty risk, country risk, derivatives risk, capital structure and approval of corporate risk policies and limits associated with the Company's risk appetite. The FRPC meets regularly with our CEO, Chief Financial Officer, chief risk officer, treasurer and other members of senior management to receive regular updates on our risk profile and risk management activities.

              Additionally, each of our other Board committees considers risks within its area of responsibility. Our Audit Committee focuses on various aspects of risk oversight, including the financial reporting process, adequacy of our internal controls and the impact of risk and risk management strategies on our financial statements. The Audit Committee receives an annual risk assessment briefing from our chief audit executive, as well as periodic update briefings, and reviews and approves the annual internal audit plan that is designed to prioritize and address the identified risks. The Audit Committee also reviews key risk considerations relating to the annual audit with our independent auditors. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to legal and compliance matters, including meeting with and receiving periodic briefings from our general counsel and chief compliance officer. In developing and overseeing our compensation programs, the Compensation Committee seeks to create incentives that are appropriately balanced and do not motivate employees to take imprudent risks. See "Compensation and Risk" on page 41 of this proxy statement for more information. Our Corporate Governance and Nominations Committee oversees risks related to the Company's governance structure and processes. This includes its role in identifying individuals qualified to serve as Board members, and its leadership of the annual Board self-assessment process that is aimed at ensuring that the Board is functioning effectively and is able to meet all of its responsibilities, including risk oversight.

              All of our Board committees regularly report on their activities to the full Board to promote effective coordination and ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks.

Corporate Governance Guidelines and Code of Conduct

              Our Board has adopted Corporate Governance Guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our Corporate Governance Guidelines are available on our website, www.bunge.com.

              In 2014, we adopted a new Code of Conduct, which replaced in its entirety our former Code of Ethics. The Code of Conduct sets forth our commitment to ethical business practices, reinforces various corporate policies and reflects our values, vision and culture. Our Code of Conduct applies to all of our directors, officers and employees worldwide, including our CEO and senior financial officers. Our Code of Conduct is available on our website. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our Code of Conduct on our website.

Executive Sessions of Our Board

              Our Corporate Governance Guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. Our non-executive Chairman presides over these sessions.

Communications with Our Board

              To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established a physical mailing address to which such communications may be sent. This physical mailing address is available on our website, www.bunge.com, through the "Investors—Corporate Governance" section.

              Communications received are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board or Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the Corporate Governance and Nominations Committee if no particular addressee is specified.

              In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2014, all of our continuing directors attended our Annual General Meeting.

Nomination of Directors

              As provided in its charter, the Corporate Governance and Nominations Committee will identify and recommend to the Board nominees for election or re-election to the Board and will consider nominees submitted by shareholders. The Corporate Governance and Nominations Committee, in its commitment to our Corporate Governance Guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates who complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the Corporate Governance and Nominations Committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific Board needs that have arisen. When the Corporate Governance and Nominations Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

              Under the Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chairman of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual's membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

              In accordance with our bye-laws, shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to nominate for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the Corporate Governance and Nominations Committee. A shareholder may also recommend director candidates for consideration by the Corporate Governance and Nominations Committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.

              In connection with the director nominations process, the Corporate Governance and Nominations Committee may identify candidates through recommendations provided by members of the Board, management, shareholders or other persons, and has also engaged professional search firms to assist in identifying or evaluating qualified candidates. Mr. McGlade, who joined the Board in August 2014, was initially identified as a potential director candidate by a search firm retained by the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and request that candidates meet with other members of the Board. The Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The Corporate Governance and Nominations Committee has not received any nominations for director from shareholders for the Annual General Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Election of Directors

              Upon the recommendation of the Corporate Governance and Nominations Committee, Mr. Ferrier, Ms. Hyle and Mr. McGlade have been nominated by the Board for election at the Annual General Meeting. Mr. Ferrier, Ms. Hyle and Mr. McGlade are currently Class II directors, and their terms expire on the day of the Annual General Meeting. Francis Coppinger is not standing for reelection at the Annual General Meeting and will step down from the Board when his current term expires on the date of the Annual General Meeting, at which point the size of the Board will be reduced to 10 members. The Class II directors elected at the Annual General Meeting will serve a term that expires at our 2018 Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

              The Board believes that its members possess a variety of skills, qualifications and experience that contribute to the Board's ability to oversee our operations and the growth of our business. The following paragraphs set forth information about the nominees and our directors, including the classes into which they have been divided. The nominees for election at the Annual General Meeting are listed first. We are not aware of any reason why any of the nominees will not be able to serve if elected.

Class II Nominees

Andrew Ferrier, 56

Mr. Ferrier has been a member of our Board since 2012. He is Executive Chairman of Canz Capital Limited, a private investment company he founded in 2011. He served as Chief Executive Officer of Fonterra Co-operative Group Ltd., a leading New Zealand-based international dairy company, from 2003 to 2011. Previously, he served as President and Chief Executive Officer of GSW Inc., a Canadian consumer durable goods manufacturer, from 2000 to 2003. Prior to 2000, Mr. Ferrier spent 16 years in the sugar industry working in Canada, the United States, the United Kingdom and Mexico. From 1994 to 1999, Mr. Ferrier worked for Tate & Lyle, first as President of Redpath Sugars and subsequently as President and Chief Executive Officer of Tate & Lyle North America Sugars Inc. Mr. Ferrier has served as Chairman of New Zealand Trade and Enterprise, the national economic development agency, since November 2012 and since October 2014 has been Chairman of Orion Health Ltd. He serves as a director of Lufa Farms Inc., and is a member of the University of Auckland Council and a trustee of the Play it Strange Foundation. Mr. Ferrier's experience as the former chief executive of a large international enterprise focused on agricultural exports, and his experience as a former senior executive in the sugar industry, provides our Board with extensive knowledge of, and valuable insights into, relevant industries, as well as strategic, operational, management and marketing expertise.

Kathleen Hyle, 56

Ms. Hyle has been a member of our Board since 2012. She served as Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until her retirement in June 2012 following the completion of the merger of Constellation Energy with Exelon Corporation. From June 2007 to November 2008, Ms. Hyle served as Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC, a strategic joint venture between Constellation Energy and Électricité de France. Ms. Hyle held the position of Senior Vice President of Finance for Constellation Energy from 2005 to 2007 and Senior Vice President of Finance, Information Technology, Risk and Operations for Constellation New Energy from January to October 2005. Prior to joining Constellation Energy, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., the parent company of Alamo Rent-A-Car and National Rent-A-Car; Vice President and Treasurer of Auto-Nation, Inc.; and Vice President and Treasurer of Black and Decker Corporation. Ms. Hyle is currently a director of AmerisourceBergen Corporation and The ADT Corporation. She also serves on the Board of Trustees of Center Stage in Baltimore, MD, and on the Board of Sponsors for the Loyola University Maryland Sellinger School of Business and Management. Ms. Hyle brings to our Board extensive financial experience gained through her career with Constellation Energy and other public companies. This experience also enables Ms. Hyle to provide critical insight into, among other things, our financial statements, accounting principles and practices, internal control over financial reporting and risk management processes. Ms. Hyle qualifies as an audit committee financial expert. In addition, Ms. Hyle brings extensive management, operations, mergers and acquisitions, technology, marketing, retail and regulatory experience to our Board.

John E. McGlade, 61

Mr. McGlade has been a member of our Board since August 2014. He was chairman, president and CEO of Air Products from 2008 to 2014. He joined Air Products in 1976 and held positions in the company's Chemicals and Process Industries, Performance Materials and Chemicals Group divisions. He was appointed president and chief operating officer of Air Products in 2006 and retained the title of president when he was named as chairman and CEO two years later. Mr. McGlade serves on the board of directors of The Goodyear Tire & Rubber Company. He is a trustee of The Rider-Pool Foundation and the SteelStacks Leadership Foundation, and a former trustee of Lehigh University. Mr. McGlade has strong leadership skills and extensive management, international and operating experience, including as chief executive officer of a public company operating in the industrial sector. These experiences provide him with valuable insights as a member of our Board.

Class I Directors with Terms Expiring in 2016

Bernard de La Tour d'Auvergne Lauraguais, 70

Mr. de La Tour d'Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d'Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d'Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania. He has extensive knowledge and understanding of accounting and financial reporting, and qualifies as an audit committee financial expert. He also brings to the Board significant experience in the agribusiness industry and our business, as well as international business experience.

William Engels, 55

Mr. Engels has been a member of our Board since 2001. Since 2007, he has been an advisor to a private investment fund with investments in South America. From 2003 to December 2006, Mr. Engels served on the board of directors of Quilmes Industrial (Quinsa) S.A., a holding company with interests in the beverage and malting industries, as the representative of Beverage Associates (BAC) Corp. From 1992 to 2003, Mr. Engels served in various capacities at Quinsa, including Director of Mergers and Acquisitions, Group Controller and Manager of Corporate Finance. Prior to joining Quinsa, Mr. Engels served as a Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products, and in Brazil, in the area of mergers and acquisitions. Since 2010, Mr. Engels has served as Deputy Chairman of the board of Mutual Investment Limited. Mr. Engels has also served as a member of the board of BISA, a fund with diversified investments in different industries. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Engels brings to the Board significant financial experience, an understanding of mergers and acquisitions and a good understanding of industrial and consumer products companies. He brings an international business perspective to the Board, having had extensive working experience in Europe, the United States and Latin America. He also qualifies as an audit committee financial expert.

L. Patrick Lupo, 64

Mr. Lupo has been a member of our Board since 2006. He was appointed non-executive Chairman of our Board effective January 1, 2014, and previously served as our Lead Independent Director since 2010. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at DHL, he also served as CEO, The Americas, and general counsel. Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University. He is a former director of O2 plc, Ladbrokes plc (formerly Hilton Group plc) and a former member of the supervisory board of Cofra, AG). Mr. Lupo's experience as former chairman and chief executive officer of a major global logistics company provides valuable leadership, strategic, operational, management, marketing, financial and risk management skills to our Board, as well as insight into logistics, a critical element of our business. Additionally, his legal background provides our Board with an important perspective. He also brings to the Board significant international board experience.

Soren Schroder, 53

Mr. Schroder became our CEO in June 2013. He has been a member of our Board since May 2013. From 2010 to 2013 he was CEO, Bunge North America, leading Bunge's business operations in the United States, Canada and Mexico. Since joining Bunge in 2000, he has served in a variety of agribusiness leadership roles at the Company in the United States and Europe. Prior to joining Bunge, he worked for over 15 years at Continental Grain and Cargill. He received a B.A. in Economics from Connecticut College. Mr. Schroder brings to the Board significant experience in the agribusiness industry and our business, as well as operational, risk management and management experience.

Class III Directors with Terms Expiring in 2017

Ernest G. Bachrach, 62

Mr. Bachrach has been a member of our Board since 2001. He is a special partner and member of the board of directors of Advent International Corporation, a global private equity firm. He joined Advent in 1990 and has held several positions since that time, including chairman of the firm's Latin American investment committee. He also served on Advent's global executive committee for 12 years. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. He is a member of the Endeavor Global, Inc. boards in Miami and Peru. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania. Mr. Bachrach's skills and experience as a senior leader of a private equity firm provide our Board with knowledge of financial markets, financial and business analysis, mergers and acquisitions and business development. He brings to the Board international business and board experience and also qualifies as an audit committee financial expert.

Enrique H. Boilini, 53

Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgesellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. He has served as a member of the boards of Sociedad Comercial del Plata S.A and Alpargatas SAIC and as a Managing Director and member of the board of Sovereign Debt Solutions Limited, an entity that acted as negotiating team for the Argentine Bond Restructuring Agency PLC (ABRA). He is a visiting professor at IAE Business School at Universidad Austral in Buenos Aires. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering. Mr. Boilini brings to the Board significant financial and capital markets acumen, including knowledge with respect to derivatives. He brings international board and business experience to the Board and also qualifies as an audit committee financial expert.

Carol M. Browner, 57

Ms. Browner has been a member of our Board since August 2013. She is a senior counselor at Albright Stonebridge Group, a global advisory firm that provides strategic counsel to businesses on government relations, macroeconomic and political risks, regulatory issues, market entry strategies, and environmental, social and corporate governance issues. From 2009 to 2011, she served as Assistant to President Barack Obama and director of the White House Office of Energy and Climate Change Policy. From 2001 to 2008, Ms. Browner was a founding principal of the Albright Group and Albright Capital Management LLC. Previously, she served as Administrator of the Environmental Protection Agency from 1993 to 2001. Ms. Browner serves as a distinguished senior fellow at the Center for American Progress. She is a member of the boards of The Spectrum Solutions Company and the League of Conservation Voters, as well as the advisory boards of Harvest Power and Opower. She holds a J.D. and B.A. from the University of Florida. Ms. Browner brings to the Board significant experience in energy, the environment and agriculture and in advising large, complex organizations in both the public and private sectors.

RECOMMENDATION OF THE BOARD

              Our Board recommends that you vote FOR the election of each of Mr. Ferrier, Ms. Hyle and Mr. McGlade to our Board as Class II Directors for a term ending at our 2018 Annual General Meeting.

DIRECTOR COMPENSATION

              Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2014 was comprised of a mix of cash and equity-based compensation. The Compensation Committee periodically receives reports on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation.

Director Compensation Table

              The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2014.

	Non-Employee Director Compensation(1)
Name	Fees Earned or Paid in Cash($)	Stock Awards(2)(3)($)	Total($)
Ernest G. Bachrach	$108,750	$134,421	$243,171
Enrique H. Boilini	127,000	134,421	261,421
Carol M. Browner	121,750	134,421	256,171
Francis Coppinger	113,000	134,421	247,421
Bernard de La Tour d'Auvergne Lauraguais	100,000	134,421	234,421
William Engels	113,000	134,421	247,421
Andrew Ferrier	100,000	134,421	234,421
James T. Hackett (resigned May 22, 2014)	47,917	—	47,917
Kathleen Hyle	123,000	134,421	257,421
L. Patrick Lupo	215,000	278,686	493,686
John E. McGlade(4)	41,667	117,764	159,431

(1)
Represents compensation earned in 2014.

(2)
Each of the non-employee directors serving on the Board on the date of Bunge's 2014 Annual General Meeting received an annual grant of 1,775 restricted stock units ("RSUs") on May 23, 2014. In connection with Mr. McGlade's appointment to the Board, he received a pro-rata annual grant of 1,475 RSUs effective August 5, 2014, the date of his appointment. Mr. Hackett did not receive any RSUs as he resigned as of the date of the 2014 Annual General Meeting. Annual grants vest on the first anniversary of the applicable date of grant (except for Mr. McGlade, whose prorated grant will vest on the same date as the 2014 annual grant made to other directors, May 23, 2015), provided the director continues to serve on the Board on such date. In addition, as part of Mr. Lupo's compensation for serving as non-executive Chairman, he was granted 1,905 RSUs on May 23, 2014, which vested on December 31, 2014. The closing price of Bunge's common shares on the NYSE on May 23, 2014 was $75.73, and on August 5, 2014 was $79.84.

(3)
The amounts shown reflect the full grant date fair value of the award for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 25 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of equity awards. Other than the RSUs reported above, the aggregate number and the value of outstanding RSUs for each non-employee director as of December 31, 2014 were as follows: Ms. Browner, 2,080 and $189,093; Mr. Ferrier, 2,185 and $198,638; and Ms. Hyle, 2,290 and $208,184. The number of outstanding RSUs excludes dividend equivalents. The closing price of Bunge's common shares on the NYSE on December 31, 2014 was $90.91. The aggregate number of stock options held by each director, other than Mr. Lupo, as of December 31, 2014 was 11,000. Mr. Lupo held 13,000. As Bunge has discontinued granting stock options to non-employee directors, Ms. Browner, Mr. Ferrier, Ms. Hyle, and Mr. McGlade have not been granted stock options.

(4)
Mr. McGlade was appointed to the Board effective August 5, 2014.

              Directors' Fees.    Non-employee directors received the following fees in 2014: (i) an annual retainer fee of $100,000; (ii) an annual fee of $15,000 for service as committee chair on any committee, except for the Chair of the Audit Committee, who received an annual fee of $20,000 due to the added workload and responsibilities of this committee; and (iii) an annual fee for each member of the Audit Committee of $10,000 due to the added workload and responsibilities of this committee. No fees are paid for service as a member of any other Board committee. In 2014, our non-executive Chairman received a supplemental annual retainer consisting of $100,000 in cash and approximately $150,000 in time-based restricted stock units. In addition, although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of ten times in a given year, each director receives a fee of $1,000 for each additional meeting attended.

              Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings. In 2014, Bunge provided Mr. de La Tour d'Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate fulfillment of his duties. Beginning in 2015, Bunge is no longer providing these services to Mr. de La Tour d'Auvergne Lauraguais.

              2007 Non-Employee Directors Equity Incentive Plan.    The 2007 Non- Employee Directors Equity Incentive Plan, adopted in 2007, provides for (i) an annual equity award to each continuing non-employee director as of the date of Bunge's annual general meeting of shareholders and (ii) an equity award upon a new non-employee director's initial election or appointment to the Board, which consists of a pro rata portion of the award made to non-employee directors generally on the immediately preceding date of grant. The value, type and terms of such awards shall be approved by the Board based on the recommendation of the Compensation Committee. Bunge may grant non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units under the 2007 Non-Employee Directors Equity Incentive Plan. Unless otherwise determined by the Compensation Committee, stock options become vested and exercisable on or after the third anniversary of the date of grant. The exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding stock options remain exercisable for a period of ten years after their grant date. The 2007 Non-Employee Directors Equity Incentive Plan provides that up to 600,000 common shares may be issued under the plan. As of December 31, 2014, 276,442 shares remain available for issuance under the plan. Annual restricted stock unit awards generally vest on the first anniversary of the date of grant, provided the director continues to serve on the Board until such date. Restricted stock units granted as part of our Chairman's supplemental annual retainer vest on December 31 of the year of grant.

              Non-Employee Directors Equity Incentive Plan.    The Non-Employee Directors Equity Incentive Plan, adopted in 2001, provides for awards of non-qualified stock options to non-employee directors. Outstanding options remain exercisable for a period of ten years after their grant date. We have granted stock options to purchase an aggregate of 512,000 common shares to our non-employee directors as a group under the Non-Employee Directors Equity Incentive Plan. Upon shareholder approval of the 2007 Non-Employee Directors Equity Incentive Plan on May 25, 2007, no further stock options grants were permitted under the 2001 Non-Employee Directors Equity Incentive Plan.

              Non-Employee Directors Deferred Compensation Plan.    Our Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Deferred Compensation Plan"), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees. Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants' deferral accounts will be credited with dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the Compensation Committee. As of January 1, 2009, participants no longer have the option to defer any portion of their annual cash fees pursuant to the Non-Employee Directors Deferred Compensation Plan as a result of the adoption of Section 457A of the Internal Revenue Code.

              The number of shares underlying hypothetical share units held by our non-employee directors under this plan is shown in the share ownership table beginning on page 58 of this proxy statement.

              Non-Employee Director Share Ownership Guidelines.    To further align the personal interests of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of a non-employee director's initial appointment or election to the Board. For non-employee directors, the guideline is five times the annual retainer fee paid by Bunge to its non-employee directors (i.e., $500,000). Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the director, shares underlying hypothetical share units held under the Non- Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options or restricted stock units do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge's equity incentive plans until the guidelines are met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

              This section of the proxy statement provides an overview of our executive compensation program and an analysis of the decisions made with respect to the compensation of our Named Executive Officers in 2014. For 2014 our Named Executive Officers were:

  •
  Soren Schroder, Chief Executive Officer ("CEO")

  •
  Andrew J. Burke, Chief Financial Officer

  •
  Raul Padilla, CEO Bunge Brazil and Managing Director, Sugar & Bioenergy (Mr. Padilla became CEO Bunge Brazil on May 1, 2014 and Managing Director, Sugar & Bioenergy on September 30, 2014)

  •
  Brian Thomsen, Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines (Mr. Thomsen assumed this position on May 1, 2014, succeeding Raul Padilla)

  •
  Gordon Hardie, Managing Director, Food and Ingredients

Executive Summary

Strategic Developments and Financial Highlights

              Bunge is a global agribusiness and food company with integrated operations that stretch from the farm field to consumer foods. We are a leading global oilseed processor and producer and seller of vegetable oils and protein meals, as well as a leading sugar and ethanol producer in Brazil and global trader and merchandiser of sugar.

              Under the leadership of our CEO, Soren Schroder, we are continuing our strategy of focusing on capital efficiency and on maximizing returns to create sustainable, long-term value for our shareholders. We also continue to explore alternatives to reduce our exposure to the Brazilian sugarcane milling industry.

              Our share price at the end of 2014 was $90.91, compared to $82.11 at the end of 2013. Our one-year total shareholder return was 12.7%. In 2014, we increased our quarterly dividend by 13% and we repurchased approximately $300 million of our common shares under our share repurchase program.

Shareholder Outreach and Executive Compensation Program Changes

              We value the opinions of our shareholders as expressed through their votes and other communications and therefore annually submit our executive compensation program to a shareholder advisory "say-on-pay" vote. Through our shareholder engagement outreach program, we receive valuable feedback on the issues that are most important to them, including our executive compensation program and our business and strategic direction. In 2014 and 2015, our non-executive Chairman, L. Patrick Lupo, has led these efforts together with members of Bunge's senior management team. Through this initiative, we engaged with institutional investors representing approximately 40% of our outstanding shares. In these discussions, we seek to highlight a strong historical alignment of pay and performance driven by a CEO pay mix that is substantially performance-based and tied to fully disclosed performance metrics that incentivize the creation of sustainable shareholder value.

              Based on feedback received from our shareholders, as well as the Committee's consideration of competitive market practices, and its goal of continuing to link compensation to the achievement of our business plans and strategies, in 2014 we made the following changes to the executive compensation program:

  •
  Added return on invested capital ("ROIC") as a second performance metric to the performance-based restricted stock unit ("PBRSU") program beginning with the 2014 - 2016 performance period. PBRSU performance metrics are now equally weighted between cumulative diluted earnings per share ("EPS") and ROIC.

  •
  Committed to limiting the use of supplemental time-based restricted stock unit awards to maintain our emphasis on performance-based equity awards. In 2014, no supplemental time based restricted stock unit awards were granted to our Named Executive Officers.

              These changes are described in greater detail in this Compensation Discussion and Analysis. Additionally, beginning with our 2014 proxy statement we have also expanded and enhanced the clarity of certain aspects of our compensation disclosures.

              At our 2014 Annual General Meeting, 97.6% of the votes cast on our annual say-on-pay vote were in favor of our executive compensation program. This represented an 18 percent increase over the votes cast in favor of the proposal in 2013. We believe the significant increase and overall level of support last year reflects the success of our shareholder outreach efforts and shareholder endorsement of the structure of our executive compensation program.

Pay-for-Performance Principles and Structure

              Our executive compensation program is designed to maintain a strong link between pay and performance and is intended to achieve the following objectives:

  •
  Support our business goals and strategies by fostering profitable growth and increasing shareholder value;

  •
  Align interests of executive officers with the long-term interests of shareholders;

  •
  Attract, retain and motivate high-caliber executives to drive our business and financial performance; and

  •
  Link a significant amount of executive compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies.

              In furtherance of these objectives, it is our practice to deliver the majority of Named Executive Officer compensation in the form of performance-based equity awards with multi-year vesting. Additionally, our use of PBRSUs, with vesting contingent on achieving specific financial performance metrics, further reinforces the performance-driven nature of our executive compensation program.

              The following chart illustrates the performance-based nature of our executive compensation program and the heavy weighting toward long-term equity-based awards. The CEO has a different target compensation mix than other Named Executive Officers, which places more of the CEO's compensation at risk and in the form of long-term equity awards to reflect the greater level of responsibility he has for Bunge's overall performance.

Mix of Target Compensation

              The following table sets forth the three principal elements of our executive compensation program and their performance links. Each of these elements, and the rationale for the compensation awarded to the Named Executive Officers in 2014, are discussed in greater detail beginning on page 30 of this proxy statement.

Linking Bunge's Pay-for-Performance Principles to Program Elements

CEO Pay and Performance Alignment

              We have a long standing practice of tracking pay and performance for our CEO relative to our executive compensation Peer Group, as defined below. This allows us to (i) analyze the effectiveness of our executive compensation program and (ii) ensure that Company financial performance metrics for our annual and equity incentive plans continue to be competitively calibrated relative to our Peer Group. As shown in the following table, our executive compensation program has produced a strong long-term track record of closely aligned executive pay and Company performance.(1)(2)

(1)
Ten-year average: Relative TSR-52%; Relative TDC-41%.

(2)
Relative total direct realizable compensation (Relative TDC) is comprised of: (i) base salary; (ii) annual incentive awards reflected as a three-year average of actual awards paid for the corresponding period; and (iii) equity incentive awards for the corresponding period as follows: (a) stock options: current Black-Scholes value; (b) PBRSUs: in-cycle awards are assumed to be paid out at target and earned awards are reflected based on actual amounts paid out; and (c) time-based restricted stock unit awards at current intrinsic value.

  For the relative total shareholder return (or Relative TSR) comparison, all components are calculated on a comparable basis for Bunge and the Peer Group companies. See pages 29 and 30 of this proxy statement for a discussion of our executive compensation Peer Group.

Highlights of Compensation Governance Practices

              Bunge is committed to maintaining strong compensation governance practices to support our pay-for-performance principles and further align the program with the interests of our shareholders. We have adopted a number of "best practices" with respect to executive compensation.

  •
  Robust stock ownership guidelines for executive officers and directors (6x base salary for CEO; 3x base salary for other Named Executive Officers and 5x annual retainer for directors).

  •
  Use of multiple performance metrics for annual and long-term incentives and full disclosure of incentive plan performance metrics.

  •
  No golden parachute excise tax gross-ups.

  •
  Executive compensation clawback policy applicable to all executive officers.

  •
  Anti-hedging and anti-pledging policy.

  •
  Double trigger change of control severance provisions.

  •
  Standardized timing of annual equity award grants.

  •
  Equity incentive plan provisions that prohibit repricing or cash buyouts of stock options without shareholder approval.

  •
  Use of an independent compensation consultant by the Committee.

  •
  Compensation risk assessment for employee plans.

  •
  Limited perquisites.

Key 2014 Compensation Program Changes

              As part of the Committee's ongoing practice of reviewing and strengthening our executive compensation program, it considers various factors, including feedback received from shareholders, competitive market practices and its goal of linking compensation to the achievement of our business plans and strategies. Based on this review, the Committee, in consultation with its independent compensation consultant, modified the performance metrics for PBRSUs beginning with the 2014-2016 performance period to include a second performance metric, ROIC.

              The Committee believes the addition of a ROIC performance metric provides alignment with Bunge's strategic refocus on efficient use of capital and further strengthens the link to long-term Company performance. Inclusion of a ROIC metric was also supported by the feedback we received through our shareholder engagement initiative. PBRSU awards are discussed in more detail on page 36 of this proxy statement.

              The Committee also committed to limiting the use of supplemental time-based restricted stock unit awards to maintain our emphasis on performance-based equity awards.

Determining Compensation

Role of the Compensation Committee

              The Committee is comprised of non-employee independent directors and is responsible for designing, reviewing and overseeing the administration of our executive compensation program. Each year, the Committee reviews and approves all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of Named Executive Officer compensation are made by the Committee in accordance with the methodology described below.

              When making compensation decisions, the Committee analyzes data from the Comparator Groups (as described on page 30 of this proxy statement) as well as tally sheets prepared by our human resources department for each of the Named Executive Officers. The tally sheets provide the Committee with the following information:

  •
  The dollar amount of each material element of compensation (base salary, annual cash incentive awards, long-term equity-based incentive awards, retirement benefits and executive benefits and perquisites);

  •
  Potential value of equity holdings (vested and unvested) and value realized from stock option exercises in the prior year;

  •
  Expected payments under selected termination of employment, retirement and change of control scenarios; and

  •
  Progress toward satisfaction of share ownership guidelines.

              The tally sheets provide the Committee with a comprehensive view of the various elements of actual and potential future compensation of our Named Executive Officers, allowing the Committee to analyze both the individual elements of compensation and the aggregate total amount of actual and potential compensation in making compensation decisions.

              In addition to reviewing data from the Comparator Groups and tally sheets, the Committee also considers a number of factors that it deems important in setting the target total direct compensation for each Named Executive Officer:

  •
  Individual responsibilities, experience and achievements of the Named Executive Officer and his potential contributions towards Bunge's performance;

  •
  Recommendations from its independent compensation consultant;

  •
  Recommendations from the CEO and Chief Personnel Officer (for officers other than themselves); and

  •
  For our CEO, the historical relationship between his pay and performance against the Peer Group.

              As an initial guideline, the Committee generally seeks to set target total direct compensation levels for each Named Executive Officer within a range (+/- 15%) of the median of the Comparator Groups. Our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the Comparator Groups in the Committee's reasonable discretion in order to recognize factors such as market conditions, job responsibilities, experience, skill sets and ongoing or potential contributions to Bunge. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on the individual's and Bunge's performance for the year.

              The differences in compensation levels among our Named Executive Officers are primarily attributable to the differences in the median range of compensation for similar positions in the Comparator Groups and the factors described above.

Role of Executive Officers

              The CEO assists the Committee in setting the strategic direction of our executive compensation program; evaluates the performance of the Named Executive Officers (excluding himself); and makes recommendations to the Committee regarding their compensation in consultation with the Chief Personnel Officer. The CEO and the Chief Personnel Officer also participate in developing and recommending the performance criteria and measures for our Named Executive Officers under our annual and equity incentive plans for consideration by the Committee. Although the

Committee gives significant weight to the CEO's recommendations, the Committee retains full discretion in making compensation decisions.

              No other executive officers participated in the executive compensation process for 2014. Bunge's human resources department, under the supervision of the Chief Personnel Officer, also supports the Committee in its work and implements our executive compensation program.

Role of the Compensation Consultant

              Pursuant to its charter, the Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Committee has sole authority to retain or terminate any such advisors and to approve their fees.

              The Committee has retained Semler Brossy Consulting Group ("Semler Brossy") as its independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation program. Management has no role in the Committee selecting Semler Brossy. The Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2014, Semler Brossy performed the following functions at the Committee's request:

  •
  Assisted the Committee in the review and assessment of the Peer Group;

  •
  Compared each element of the Named Executive Officers' target total direct compensation opportunity with the corresponding compensation elements for the Comparator Groups to assess competitiveness;

  •
  Prepared an analysis of pay and performance relative to the Peer Group and other comparator groups used by proxy advisory firms to support the Committee's goal of aligning our executive compensation program with shareholders' interests;

  •
  Advised the Committee with respect to the value of long-term incentive awards;

  •
  Advised the Committee on competitive pay practices for non-employee director compensation;

  •
  Prepared presentations for the Committee on general U.S. trends and practices in executive compensation;

  •
  Supported the Committee in its review of the Compensation Discussion and Analysis; and

  •
  Advised the Committee on the design of employee incentive programs and arrangements.

              The Committee reviews its relationship with Semler Brossy annually. The process includes a review of the quality of the services provided, the fee structure for the services, and the factors impacting Semler Brossy's independence under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Committee has concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Committee.

Determining Performance Metrics

              Consistent with our pay-for-performance principles, the Committee chooses financial performance metrics under the annual and equity incentive plans that support our short- and long-term business plans and strategies, and incentivize management to focus on actions that create sustainable long-term shareholder value. In setting targets for the short- and long-term performance metrics, the Committee considers our annual and long-term business goals and strategies and certain other factors, including our past variance to targeted performance, economic and industry conditions, and the practices of the Peer Group. The Committee sets challenging, but achievable, goals, including those that are attainable only as a result of exceptional performance. The Committee recognizes that performance metrics may need to change over time to reflect market practices and evolving business priorities. Accordingly, we expect to continue to reassess the performance metrics we use.

Competitive Market Positioning

              Bunge uses various methods to determine the elements of our executive compensation program and review current compensation practices and levels. Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target annual long-term equity-based incentive award values (referred to, in aggregate, as target total direct compensation) that is aligned with the program's principles and objectives and is competitive with compensation provided by a peer group of selected publicly-traded companies.

              The Committee, in consultation with its independent compensation consultant, Semler Brossy, selects a number of peer group companies (the "Peer Group") having one or more of the following characteristics outlined in the chart below:

              The Committee periodically reviews the composition of the Peer Group and, as appropriate, updates it to ensure continued relevance and reflect mergers, acquisitions or other business-related changes that may occur. The composition of the companies comprising the Peer Group remained unchanged from 2013. For 2014, the following 17 companies comprised the Peer Group:

2014 Peer Group

Air Products & Chemicals Inc.		Monsanto Company
Alcoa Inc.		The Mosaic Company
Archer Daniels Midland Company		PotashCorp
ConAgra Foods Inc.		PPG Industries, Inc.
FedEx Corp.		Praxair Inc.
General Mills Inc.		Tyson Foods, Inc.
International Paper Company		United Parcel Service, Inc.
Kellogg Company		U.S. Steel Company
Meadwestvaco Corp.

              In determining Named Executive Officer compensation, the Committee reviews a market analysis prepared by Semler Brossy which includes general industry and Peer Group compensation data provided by Towers Watson. This data enables the Committee to compare the competitiveness of Named Executive Officer compensation based on their individual responsibilities and scope against comparable positions within our Peer Group and a broader general industry group of public companies. Additionally, in light of his role as head of a commodities trading business unit since May 1, 2015, Mr. Thomsen's total compensation is further evaluated using commodity trading data from companies in the McLagan Fixed Income Sales and Trading Survey (Mr. Padilla's total compensation was also evaluated using this survey for the period that he headed our commodities trading business unit, which in 2014 ran from January 1 to April 30). The Peer Group and the other data sources referred to above are referred to collectively as the "Comparator Groups."

              Neither Towers Watson nor McLagan makes recommendations or participates with the Committee in discussions regarding the determination of amounts or forms of compensation for the Named Executive Officers. Towers Watson and McLagan from time to time provide other compensation consulting services to management.

Principal Elements of Our Executive Compensation Program

              The principal elements of our executive compensation program are described in further detail below.

Base Salary

              A portion of annual cash compensation is paid as base salary to provide Named Executive Officers with an appropriate level of security and stability as well as to provide a competitive level of pay for the execution of their key responsibilities. Base salaries for the Named Executive Officers are reviewed on an annual basis, and in connection with a promotion or other change in responsibilities. The Committee establishes base salaries for the Named Executive Officers based on a number of factors, including:

  •
  Evaluation of the executive's scope of responsibilities;

  •
  Experience, contributions, skill level and level of pay compared to comparable executives in the Comparator Groups;

  •
  Recommendations from Semler Brossy; and

  •
  Recommendations from the CEO, in consultation with the Chief Personnel Officer, for each Named Executive Officer other than the CEO.

              There is no set schedule for base salary increases. Base salary increases are periodically provided based on competitive factors or in connection with an increase in responsibilities. Base salaries are generally targeted at approximately the median level for comparable executives in the Comparator Groups. After not increasing the base salaries of any Named Executive Officer in 2013 (other than in connection with our CEO succession), the Committee increased the base salaries of the Named Executive Officer in 2014 as follows.

Executive	2013 Base Salary	2014 Base Salary

Soren Schroder	$1,000,000	$1,200,000

Andrew Burke	$700,000	$725,000

Raul Padilla(1)	$850,000	$1,052,239

Brian Thomsen(2)	$400,000	$778,564

Gordon Hardie	$550,000	$650,000

      (1)  Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 2.68 U.S. dollars per Brazilian real as of December 31, 2014.

      (2)  Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of .989 U.S. dollars per Swiss franc as of December 31, 2014.

              Increases for Messrs. Schroder, Burke and Hardie reflect market competitive positioning for comparable positions in the Comparator Group. In Mr. Schroder's case, as part of ensuring a careful and successful CEO transition, the Committee set his initial base salary below market competitive levels to enable a phased review over time based on his performance. Mr. Padilla's increase reflects market competitive levels for his new position as CEO of Bunge Brazil (he did not receive any base salary increase in connection with his expanded role as Managing Director, Sugar & Bioenergy). Mr. Thomsen's increase reflects his promotion and expanded responsibilities as Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines.

              The base salary of each Named Executive Officer is set forth in the "Salary" column of the Summary Compensation Table on page 44 of this proxy statement.

Annual Cash Incentive Awards

              The Committee grants Named Executive Officers an opportunity to earn cash incentive awards under Bunge's Annual Incentive Plan, an annual performance-based incentive plan that is available to a broad group of employees. The Annual Incentive Plan provides a cash incentive that is directly related to the achievement of financial, business unit and individual performance metrics and contributions that drive annual results aligned with our long-term goals.

              Target annual cash incentive award opportunities under the Annual Incentive Plan are generally established by the Committee using analyses of comparable executives in the Comparator Groups and based on a percentage of each Named Executive Officer's base salary. The Committee generally sets target annual cash incentive opportunities for Named Executive Officers at approximately the median level for comparable executives in the Comparator Groups.

              Threshold, target and maximum performance levels are heavily weighted towards the achievement of Company financial performance metrics. The actual annual incentive awards earned by each Named Executive Officer may be above, at, or below the established target level based on Company financial performance and the Named Executive Officer's individual performance metrics attained for the relevant year. In order to receive a partial incentive award under the Annual Incentive Plan, a threshold level of performance must be attained with respect to the performance metrics. If threshold performance levels are not achieved, no payout will be made. Maximum performance levels provide an incentive to significantly enhance performance and are set at challenging levels.

              For 2014, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of their target annual incentive award opportunity.

              Company Performance Metrics.    For 2014, the Committee allocated Annual Incentive Plan metrics between (i) return on net assets ("RONA") for Bunge Limited as a whole and/or for the business unit for which a Named Executive Officer had primary responsibility and (ii) net income after noncontrolling interest for Bunge Limited as a whole and/or EBIT of its business segments, based on the primary responsibilities of the Named Executive Officer. Target levels are aligned with the annual business plan and reflect the achievement of market competitive financial performance.

    •
    RONA measures the relationship between profits and the net assets used in our businesses. As Bunge operates in a number of capital intensive businesses, RONA allows us to measure management's ability and efficiency in using our assets to generate profits. The Committee views RONA as a principal driver of sustainable shareholder value.

    •
    Net income after noncontrolling interest (net income) measures profitability of ongoing business operations of Bunge Limited as a whole adjusted for noncontrolling interests. The Committee views net income after noncontrolling interest as a useful measure of the overall profitability of ongoing business operations.

    •
    EBIT measures earnings before interest and income tax expense. The Committee views EBIT as a useful measure of a business segment's performance without regard to its financing methods or capital structure. EBIT is a financial measure that is widely used by analysts and investors in Bunge's industries.

              For 2014, the Committee established the following weightings for the Company financial metrics under the Annual Incentive Plan. The weightings assigned to Mr. Padilla, Mr. Thomsen, and Mr. Hardie reflect their level of responsibility for their respective business segments.

2014 Annual Incentive Plan

Company Financial Metrics

Executive	Weighting	Bunge Business Unit or Segment	Financial Metric

Soren Schroder	100%	Bunge Limited	Net Income & RONA

Andrew J. Burke	100%	Bunge Limited	Net Income & RONA

Raul Padilla	70%	Bunge Global Agribusiness	EBIT & RONA
1/1/2014 – 4/30/2014	30%	Bunge Limited	Net Income & RONA

5/1/2014 – 12/31/2014	70% 30%	Bunge Brazil Bunge Limited	EBIT & RONA Net Income & RONA

Brian Thomsen 1/1/2014 – 4/30/2014	100%	Bunge Global Agribusiness	EBIT & RONA

5/1/2014 – 12/31/2014	70% 30%	Bunge Global Agribusiness Bunge Limited	EBIT & RONA Net Income & RONA

Gordon Hardie	70% 30%	Food & Ingredients Bunge Limited	EBIT & RONA Net Income & RONA

              The following table sets forth the threshold, target and maximum performance levels established for the Company financial metrics under the Annual Incentive Plan for each Named Executive Officer in 2014 and the actual results achieved against the metrics.

Business Unit/Segment	Metric	Metric Weighting	Threshold	Maximum	Target	Actual

Bunge Limited	RONA	40%	4.3%	11.4%	7.1%	6.3%

	Net Income	30%	541.9	1,445.0	903.1	715.4

Bunge Brazil	RONA	40%	3.2%	8.6%	5.4%	7.4%

	EBIT	30%	272.7	727.2	454.5	534.4

Bunge Global Agribusiness	RONA	40%	4.6%	12.2%	7.6%	7.0%

	EBIT	30%	651.1	1,736.3	1,085.2	965.3

Food & Ingredients	RONA	40%	5.6%	15.0%	9.4%	9.7%

	EBIT	30%	209.2	557.9	348.7	300.5

              Amounts used to determine performance against Company financial metrics are derived from our audited financial statements. Under the terms of the Annual Incentive Plan, the Committee may adjust actual results achieved, in its discretion, if it determines that such adjustment is appropriate to reflect unusual, unanticipated or non-recurring items or events. In calculating payouts for 2014 Annual Incentive Plan awards, the Committee made adjustments to the calculation of the financial metrics to remove the impact of two non-operating items: a charge of $132 million related to certain state tax credits in Brazil as a result of a recent Brazilian supreme court ruling; and an asset impairment and restructuring charge of $133 million related to the Brazilian sugar milling business. The Committee determined it was appropriate to exclude these charges in light of their non-operating and unanticipated nature and based on the continuing process to explore strategic alternatives for Bunge's sugar milling assets.

              Individual Performance Metrics.    In addition to the attainment of Company financial metrics, each Named Executive Officer was evaluated on the achievement of individual performance objectives that generally relate to the achievement of specific aspects of our business plans and strategies as well as other initiatives relating to the executive's position. In 2014, the Committee also assessed Named Executive Officers on a number of core management competencies, including: building organization capabilities; safety initiatives; strategic thinking; teamwork; leadership; communication; and people management.

              2014 Annual Incentive Award Determinations.    Following completion of audited financial results for the prior fiscal year, the Committee reviews and approves the annual incentive awards based on the results achieved against Company financial metrics and individual performance metrics as described above.

              The following table sets forth the actual incentive awards paid to each Named Executive Officer in 2014.

Name	2014 Actual Payout as a Percentage of Target	2014 Actual Payout Amount

Soren Schroder	91%	$1,740,000

Andrew J. Burke	92%	$670,000

Raul Padilla	134%	$1,324,627

Brian Thomsen	97%	$889,788

Gordon Hardie	115%	$750,000

              The actual amount awarded to each Named Executive Officer is set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 44 of this proxy statement.

Other Performance-Based Cash Awards

              Raul Padilla and Brian Thomsen.    For a portion of 2014, Raul Padilla (from January 1 – April 30, 2014) and Brian Thomsen (from May 1 – December 31, 2014) each served as Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines. In the dual role as Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines, each executive participated in two performance-based annual incentive opportunities. As Managing Director, Bunge Global Agribusiness, Mr. Padilla and Mr. Thomsen participated in the Annual Incentive Plan, consistent with other Named Executive Officers as described above. In addition, to reflect their responsibilities as CEO, Bunge Product Lines, they also participated in a supplemental annual incentive award opportunity based on the trading profits earned by Bunge's agribusiness product lines. Mr. Thomsen participated in this supplemental annual incentive award opportunity for the first time in 2014.

              This supplemental annual incentive award opportunity is linked directly to the achievement of pre-established performance objectives aligned with the long-term success and strategic goals of our agribusiness product lines. The award is intended to align the compensation we provide for this position with that provided to comparable executives in commodity trading environments in the Comparator Groups. The award payout is based on actual performance achieved by the product lines, and in order to receive an award payout, a threshold performance level must be achieved. Mr. Padilla and Mr. Thomsen were each eligible to receive a pro rated supplemental annual incentive award opportunity ranging from 0 percent to 250 percent of their respective annual incentive award targets.

              The performance metric used for the supplemental annual incentive award opportunity was Risk Adjusted Profit. We define Risk Adjusted Profit as the aggregate profits generated from our global risk management activities in the agribusiness product lines (based on adjusted earnings before interest and taxes), after applying working capital and risk capital charges to take into account the amount of capital utilized and the underlying risk taken during the year.

              The following table sets forth the threshold, target and maximum award opportunities and the award levels that the Committee established for 2014:

Award Level	Risk Adjusted Profit(1)	Percentage of Base Salary

Below Threshold	Less than $240 million	0%

Threshold	$240 million	50%

Target	$320 million	100%

Maximum	$560 million or greater	250%

(1)
Results between award levels are interpolated.

              In order to align the program with the Company's long-term financial performance, the Committee requires that a portion of the supplemental annual incentive award payout be deferred over a two-year period and be at-risk to the future performance of the agribusiness product lines. Amounts deferred are eligible to be paid out in two annual installments, subject to reduction or forfeiture in the event of (i) a cumulative annual risk management loss for the agribusiness product lines during the deferral period; (ii) an executive's resignation of employment for any reason; or (iii) an executive's termination of employment for "cause."

              In February 2015, the Committee determined that the Risk Adjusted Profit for the 2014 performance period was below the threshold levels set forth above and no award was paid to either Mr. Padilla or Mr. Thomsen.

              Brian Thomsen.    For a portion of 2014 (from January 1 – April 30, 2014), Brian Thomsen served as Managing Director, Grains & Oilseeds Product Lines. In this position, Mr. Thomsen was eligible for a cash bonus opportunity based on the performance of the Grains & Oilseeds Product Lines. Based on the results achieved, the Committee awarded Mr. Thomsen a prorated bonus of $404,449.

              The amount awarded to Mr. Thomsen is also set forth in the "Bonus" column of the Summary Compensation Table on page 44 of this proxy statement.

Long-Term Incentive Compensation

              Named Executive Officers are eligible to receive long-term equity-based incentive awards under Bunge's 2009 Equity Incentive Plan (the "Equity Incentive Plan"). The long-term equity-based incentive element of our executive compensation program is intended to provide Named Executive Officers with a continuing stake in our long-term success and serves as an important retention tool. We further emphasize equity ownership by senior executives through the share ownership guidelines described below.

              Pursuant to the Equity Incentive Plan, the Committee may grant the following long-term incentive awards:

  •
  Stock options;

  •
  Restricted stock units that vest upon the achievement of certain pre-established performance metrics over a specified performance period (PBRSUs); and

  •
  Restricted stock units that vest subject to the satisfaction of a specified service period (time-based RSUs).

              The Committee primarily grants long-term incentive awards in the form of non-qualified stock options and PBRSUs. Grants are generally made in the first quarter of each year, when compensation decisions for the year are made and after the public release of Bunge's year-end audited financial results. In response to special situations, equity awards may be granted at other times in the event of a new hire, promotion, for retention purposes or to recognize exceptional performance.

              The Committee grants Named Executive Officers an equal mix in value of stock options and PBRSUs to further reinforce the performance-driven nature of our executive compensation program by focusing on both the strategic drivers and the achievement of enhanced long-term shareholder value. The Committee targets the value of the long-term incentive awards granted to the Named Executive Officers to approximately the median of the value of equity-based awards granted to comparable executives in the Comparator Groups.

              The Committee also considers the following factors in determining the type and amount of long-term incentive awards:

  •
  Potential shareholder dilution;

  •
  Share overhang (defined as the number of shares available for grant, plus outstanding stock option and restricted stock unit awards);

  •
  Paper gains on outstanding long-term incentive awards; and

  •
  Projected cost and accounting expense on Bunge's earnings.

              Stock Option Awards.    Stock option awards reflect the pay-for-performance principles of our executive compensation program by directly linking long-term incentives to stock price appreciation. Stock options have value only if the trading price of Bunge's common shares exceeds the exercise price of the stock option. Stock options also help us maintain competitive compensation levels and retain executive talent through a multi-year vesting schedule. Stock options generally vest in three equal annual installments following the option grant date and remain exercisable until the tenth anniversary of the option grant date. Pursuant to the terms of the Equity Incentive Plan, the Committee sets the exercise price of a stock option based on the average of the high and low sale prices of Bunge's common shares on the NYSE on the grant date.

              On February 27, 2014, the Committee approved the grant of stock options to the Named Executive Officers effective February 28, 2014 (the grant date) with an exercise price equal to the average of the high and low sale prices of Bunge's common shares on the grant date. It is the Committee's practice to authorize annual grants of equity-based incentive compensation awards, including stock options, effective as of the day immediately following the date the Committee meets to authorize the grant of awards. Stock options are valued using a Black-Scholes valuation model. As mentioned above, 50% of the value of the 2014 long-term incentive award consisted of stock options.

              Information regarding the grant date fair value and the number of stock options awarded to each Named Executive Officer for 2014 is set forth in the Grants of Plan-Based Awards Table on page 46 of this proxy statement.

    PBRSU Awards

              2014-2016 Award Decisions.    PBRSUs are tied to Bunge's long-term performance to ensure that Named Executive Officer pay is directly linked to the achievement of superior, sustained long-term operating performance. Each vested PBRSU is settled with a Bunge common share following the vesting date. In addition, dividend equivalents will be paid in Bunge common shares on the date that PBRSUs are otherwise paid-out, based on the number of shares vesting. However, in no event will dividend equivalents be paid on any shares in excess of the target award granted.

              The Committee, in consultation with Semler Brossy, has revised the performance metrics used for PBRSUs beginning with the 2014-2016 performance period by adding return on invested capital ("ROIC") as a second performance metric. Previously, earnings per share ("EPS") had been the sole metric used for PBRSUs. The Committee considers ROIC to be a key measure of Bunge's strategic focus on the efficient use of capital aligned with the achievement of Bunge's long-term business plans and strategies. Additionally, feedback from shareholders received as part of our shareholder engagement process was supportive of the addition of ROIC.

              On February 27, 2014, the Committee approved the grant of PBRSUs for the 2014-2016 performance period, effective February 28, 2014 (the grant date). Payouts of the PBRSUs, if any, will generally be subject to the Named Executive Officer's continued employment with Bunge through the vesting date (generally, the third anniversary of the grant date) and will be based (i) 50% on Bunge's achievement of cumulative, diluted EPS targets and (ii) 50% on Bunge's achievement of average ROIC targets established by the Committee on the grant date.

              We define diluted EPS as Bunge's earnings per share calculated using fully diluted common shares outstanding (which includes outstanding stock options) as reflected in our reported audited financial statements. The Committee uses diluted EPS as a performance metric because it has determined that investors generally view it as a key measure of our financial performance that is fundamental to long-term value creation. In setting the EPS targets, the Committee generally averages the prior two years' results with the earliest year's EPS increased by 8.5%. This baseline is then increased by 8.5% for each year in the performance period. The Committee adopted this averaging methodology to balance out volatility in diluted EPS results while preserving the performance-based, motivational and retention-oriented features of these awards. ROIC targets are established at levels that are intended to incentivize continuous improvement of ROIC over the award period.

              Based on the above factors, the Committee set threshold, target and maximum award levels for the 2014-2016 performance period in accordance with the table below:

Award Level	Cumulative 3-Year Diluted EPS (50%)	Average ROIC (50%)	Percent of Award Vesting

Below Threshold	Less than $16.65	Less than 6.5%	0%

Threshold	$16.65	6.5%	50%

Target	$20.81 (target)	7.5% (target)	100%

Maximum	$29.13 or greater	8.5% or greater	200%

              Information regarding the fair market value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2014-2016 performance period, subject to satisfaction of the performance metrics described above, is shown in the Grants of Plan-Based Awards Table on page 46 of this proxy statement.

              2012-2014 PBRSU Award Determinations.    Each year, following the end of a three-year PBRSU performance cycle, the Committee reviews and certifies the performance attained based on our reported audited financial statements, subject to the Committee's discretion under the Equity Incentive Plan to adjust such results for non-recurring charges and other one-time or extraordinary events. Each PBRSU that vests is settled with a Bunge common share.

              In February 2015, the Committee reviewed and certified the achievement of the performance metrics for the PBRSUs granted for the 2012-2014 performance period. The following table shows the results for the 2012-2014 performance period.

	2012-2014 PBRSU Award

Performance Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Percentage of Target Award Vested

Cumulative 3-year diluted earnings per share	$17.02	$22.10	$28.73	$16.19	0%

              Based on the Committee's determination that performance was below the threshold performance levels set forth above, no PBRSUs were paid out to our Named Executive Officers for the 2012-2014 performance period.

Other Equity-Based Awards

              Limited Use of Time-Based RSUs.    It is the Committee's practice to grant time-based RSU awards for special, limited purposes that further our business objectives, such as to recognize exceptional performance; promotions; and as inducement to new hires in recognition of compensation forgone at a previous employer. Time-based RSU awards generally vest based on an employee's continued employment during the vesting period and have no value unless the employee remains employed on the applicable vesting date. Award sizes and vesting dates vary to allow flexibility in connection with the specific award and the circumstances underlying the grant of the award. In addition, dividend equivalents are credited as additional time-based RSUs and are paid out in Bunge common shares on the date that time-based RSUs otherwise vest and are settled.

              Awards of time-based RSUs reflect the pay-for-performance principles of our executive compensation program as they link long-term incentives directly to our share price by reducing the value of an employee's compensation if our share price declines.

              In 2014, the Committee did not grant any time-based RSUs awards to our Named Executive Officers.

Retirement and Executive Benefits

              Bunge provides employees with a wide range of retirement and other employee benefits that are designed to assist in attracting and retaining employees critical to Bunge's long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans: (i) Bunge U.S. Pension Plan; (ii) Bunge Excess Benefit Plan; (iii) Bunge U.S. supplemental executive retirement plan ("SERP"); (iv) Bunge Retirement Savings Plan; and (v) Bunge Excess Contribution Plan. Our executive compensation program also provides Named Executive Officers with limited perquisites and personal benefits. The Committee, in consultation with Semler Brossy, periodically reviews the benefits provided to the Named Executive Officers to ensure competitiveness with market practices.

              Retirement Plans.    The U.S. Pension Plan is a tax qualified retirement plan that covers substantially all U.S. based salaried and non-union hourly employees. Each U.S. based Named Executive Officer is eligible to participate in the plan. All employees whose benefits are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Excess Benefit Plan. In addition, each U.S. based Named Executive Officer is eligible to participate in the SERP. The U.S. Pension Plan, SERP and Excess Benefit Plan are described in the narrative following the Pension Benefits Table on page 49 of this proxy statement, and the estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table on page 49 of this proxy statement.

              Each Non-U.S. based Named Executive Officer is eligible to participate in a statutory retirement plan that covers substantially all employees who are employed in the country where the Named Executive Officer is based. Amounts contributed by Bunge to such plans are set forth in the "All Other Compensation" column of the Summary Compensation Table on page 44 of this proxy statement.

              401(k) Plan and Excess Contribution Plan.    The Retirement Savings Plan is a tax qualified retirement plan that covers substantially all U.S. based salaried and non-union hourly employees. Each Named Executive Officer is eligible to participate in the plan. All employees whose benefits are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Excess Contribution Plan. The Retirement Savings Plan and the Excess Contribution Plan are described in the narrative following the Nonqualified Deferred Compensation Table on page 51 of this proxy statement.

              Company matching contributions allocated to the Named Executive Officers under the Retirement Savings Plan and the Excess Contribution Plan are shown in the "All Other Compensation Total" column of the Summary Compensation Table on page 44 of this proxy statement.

              Health and Welfare Plans.    Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge's flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after-tax basis at the employee's option.

              Perquisites and Executive Benefits.    The Committee periodically reviews the perquisites provided to Bunge's executive officers under our executive compensation program. Under the current policy, Bunge provides U.S. based executive officers, including the Named Executive Officers, with a limited annual perquisite allowance of $9,600. Non-U.S. Named Executive Officers are provided with an automobile allowance in accordance with company programs and local market practices.

Severance and Change of Control Benefits

              Our executive compensation program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The Named Executive Officers are provided with severance benefits under individual arrangements.

              Mr. Schroder is the only Named Executive Officer with change of control severance protections. His employment agreement contains a "double trigger" vesting requirement for the payment of severance benefits, meaning that both a change of control must occur and his employment must also be terminated under certain specified circumstances before he is entitled to any severance payment. All unvested equity awards are also subject to double trigger vesting upon a change of control.

              None of our employment agreements or other compensation arrangements provide for a golden parachute excise tax gross-up.

              The terms of the individual arrangements and a calculation of the estimated severance benefits payable to each Named Executive Officer under their respective arrangements are set forth under the Potential Payments Upon Termination of Employment or Change of Control tables beginning on page 52 of this proxy statement.

Compensation Governance

              The principal governance elements of our executive compensation program are described in further detail below.

Executive Compensation Recoupment Policy

              The Committee has adopted a recoupment policy ("clawback") with respect to executive compensation. The policy provides that, if the Board or an appropriate committee thereof determines that an executive officer or other senior executive has engaged in any fraud or misconduct that caused or was a significant contributing factor to Bunge having to restate all or a portion of its financial statement(s), the Board or committee shall take such actions as it deems appropriate to remedy the misconduct and prevent its recurrence.

              The actions that may be taken against a particular executive include:

  •
  Requiring reimbursement of any bonus or incentive compensation paid to the executive;

  •
  Causing the cancellation of any equity-based awards granted to the executive;

  •
  Seeking reimbursement of any gains realized on the disposition or transfer of any equity-based awards, if and to the extent that, (i) the amount of compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) the executive engaged in fraud or misconduct that caused or significantly contributed to the restatement and (iii) the amount of the compensation that would have been awarded to or received by the executive had the financial results been properly reported would have been lower than the amount actually awarded or received.

              Any recoupment under this policy is in addition to any other remedies that may be available to Bunge under applicable law.

              The Committee will review the Executive Compensation Recoupment Policy in connection with rules on executive compensation recoupment that are anticipated to be issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act to determine if the policy should be revised.

Share Ownership Guidelines

              To further align the interests of senior management with our shareholders, the Board maintains share ownership guidelines that require executive officers to hold significant amounts of Bunge common shares. Executive officers are required to meet minimum ownership guidelines within five years from the date the executive is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of base salary.

  •
  Chief Executive Officer – 6 times base salary.

  •
  Other Named Executive Officers – 3 times base salary.

              The Committee reviews the progress of the Named Executive Officers toward meeting the ownership guidelines annually. In the event of financial hardship or other good cause, the Committee may approve exceptions to the share ownership guidelines as the Committee deems appropriate. For a description of the ownership guidelines applicable to our non-employee directors, see "Director Compensation" on page 19 of this proxy statement.

              The following count towards meeting the ownership guideline: (i) shares directly or indirectly beneficially owned by the executive; (ii) shares underlying hypothetical share units held under Bunge's deferred compensation plans; (iii) 50% of the value of unvested time-based RSUs; and (iv) 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options and unearned PBRSUs do not count toward achievement of the guidelines.

              Executive officers, including the Named Executive Officers, are required to hold 50% of the net shares acquired through long-term incentive plans (such as stock options or PBRSUs) until the guidelines are met.

              To further encourage a long-term commitment to Bunge's sustained performance, executive officers are prohibited from hedging, pledging or using their common shares as collateral for margin loans.

Tax Deductibility of Compensation

              When determining compensation, the Committee considers all relevant factors that may impact Bunge's financial performance, including tax and accounting rules such as the regulations under Section 162(m) of the Internal Revenue Code. Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to each of the Named Executive Officers (excluding the chief financial officer). One exception to this limitation is if the compensation is considered "qualified performance-based compensation" within the meaning of Section 162(m).

              Although our executive compensation program seeks to maximize the tax deductibility of compensation payable to the Named Executive Officers by having such compensation qualify as qualified performance-based compensation, the Committee retains full discretion to compensate Named Executive Officers in a manner intended to promote varying corporate goals, including attracting, retaining and rewarding such officers. Therefore, the Committee may award compensation that is not deductible under Section 162(m) if it believes it will contribute to the achievement of Bunge's business objectives. For 2014, Bunge estimates that approximately $1.5 million of executive compensation expenses will not be deductible under Section 162(m).

Compensation Committee Report

              The Compensation Committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2014.

              The foregoing report on executive compensation for 2014 has been furnished on behalf of the Board by the undersigned members of the Compensation Committee.

Members of the Compensation Committee
Ernest G. Bachrach, Chairman
Bernard de La Tour d'Auvergne Lauraguais
Andrew Ferrier
L. Patrick Lupo
John E. McGlade

Compensation and Risk

              We believe our compensation programs are designed to establish an appropriate balance between risk and reward in relation to Bunge's overall business strategy. To that end, the Compensation Committee has conducted, with the assistance of its independent compensation consultant and management, a compensation risk assessment. The risk assessment focused on our executive compensation program, as these are the employees whose actions are most likely to expose Bunge to significant business risk. The relevant features of the executive compensation program that mitigate risk are as follows:

  •
  The program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive shareholder value, and targets are set with a reasonable amount of stretch that should not encourage imprudent risk taking.

  •
  The Committee sets target awards under the executive compensation program following the receipt of advice and industry benchmarking surveys provided by Semler Brossy.

  •
  The annual incentive and long-term equity-based compensation program awards are tied to several performance metrics to reduce undue weight on any one measure.

  •
  The annual incentive program's performance metrics appropriately balance focus on generating absolute profits and efficiently managing assets.

  •
  The use of non-financial performance factors in determining the actual payout of annual incentive compensation serves as a counterbalance to the quantitative performance metrics.

  •
  The executive compensation program is designed to deliver a significant portion of compensation in the form of long-term incentive opportunities, which focuses executives on the long-term success of Bunge and discourages excessive focus on annual results.

  •
  The equity incentive program uses a balanced mix of stock options and performance-based restricted stock units that vest over a number of years to ensure that employees are focused on maximizing long-term shareholder value and financial performance and to mitigate the risks associated with the exclusive use of stock price based awards.

  •
  The performance metrics for the performance-based restricted stock units are based on overall Bunge performance over a three-year period, reducing incentives to maximize one business unit's results and focusing on sustainable performance over a three-year cycle rather than any one year.

  •
  Maximum awards that may be paid out under the annual incentive and equity incentive programs are subject to appropriate caps and the Committee retains the discretion to reduce payouts under the plans.

  •
  Bunge has adopted share ownership guidelines that further align the long-term interests of executives with those of our shareholders, as well as restrictions on hedging, holding Bunge common shares in a margin account and using Bunge common shares as collateral for loans, which seek to discourage a short-term stock price focus.

  •
  Bunge has adopted an executive compensation recoupment policy for senior executives, as discussed in "Executive Compensation Recoupment Policy" on page 40 of this proxy statement.

              Additionally, as part of its risk assessment, the Committee also reviewed Bunge's compensation program for employees who engage in trading and related activities within Bunge, whom we refer to collectively as global product line team members. Global product line team members have compensation risk higher than that of the overall employee population in that part of their compensation is linked to the profitability of their trading activities. In order to address and mitigate the potential risks associated with the compensation program for global product line team members, Bunge has implemented the following features:

  •
  Annual incentive compensation is not granted on a formulaic basis and the Committee retains the discretion to determine appropriate compensation levels for each participant as well as the size of the overall program based on the performance of the individual, the product line and the company as a whole.

  •
  Global product line team members generally participate in the broad performance-based compensation programs for Bunge employees, including the annual incentive and equity incentive programs, which diversifies these employees' focus on performance beyond their individual product lines and aligns a significant portion of their compensation with the performance of the overall company or larger business unit.

  •
  Global product line incentive performance is determined after applying working capital and risk capital charges to ensure that performance is adjusted for the amount of capital utilized and underlying risk taken.

  •
  Global product line team members are subject to the deferral of a substantial portion of their annual incentive compensation for multiple years, with Bunge retaining the right to "recoup" the deferred amounts if the applicable product line incurs an operating loss in a subsequent year. This recoupment feature promotes retention, encourages participants to focus on sustained, superior long-term performance and helps discourage excessive risk taking behavior.

              The Committee also reviewed the supplemental annual incentive award opportunity for the CEO, Bunge Product Lines, as discussed in "Other Performance-Based Cash Awards" on page 34 of this proxy statement. As this incentive arrangement is materially consistent with the design of the compensation program for global product line team members, the risk mitigating factors that are listed above also apply to this supplemental annual incentive arrangement. As an additional risk mitigator, Bunge has implemented a cap on the award of 250% of annual incentive award target.

              Lastly, as part of its risk assessment, the Committee reviewed certain other trading compensation programs maintained by Bunge. These programs are based on a funded pool approach with the pool being tied to a percentage of relevant gross trading profit. Participants in these programs are not eligible for awards under Bunge's Annual Incentive Plan or Bunge's Equity Incentive Plan as their total incentive opportunity is directly tied to their trading performance. In order to address and mitigate the potential risk associated with these programs, Bunge has implemented the following features:

  •
  A risk oversight/governance process, including a committee that is responsible for the oversight of the participants and program arrangements.

  •
  Daily and monthly drawdown limits that trigger a review by the risk oversight/governance committee.

  •
  Daily value at risk limits and cumulative loss limits.

  •
  Risk capital charges to ensure that performance is adjusted for the underlying risk taken.

  •
  A deferral and recoupment feature should a participant incur a trading loss in a subsequent year.

The Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on Bunge.

Compensation Tables

Summary Compensation Table

              The following table sets forth the compensation of our CEO, our Chief Financial Officer and the other three most highly compensated executive officers (the "Named Executive Officers") who were serving as executive officers as of December 31, 2014.

Name and Position Held	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation Total(6) ($)	Total(7) ($)
Soren Schroder(8)	2014	$1,166,667	—	$2,980,125	$3,186,000	$1,740,000	$986,188	$53,959	$10,112,939
Chief Executive Officer	2013	$854,167	—	$2,945,847	$1,028,816	$1,320,000	$161,349	$201,113	$6,511,292
Andrew J. Burke	2014	$720,833	—	$874,170	$934,560	$670,000	$806,586	$34,400	$4,040,549
Chief Financial Officer	2013	700,000	—	1,746,755	808,500	900,000	207,814	28,200	4,391,269
	2012	700,000	500,000	929,913	939,750	280,000	575,964	27,700	3,953,327
Raul Padilla	2014	$920,967(9)	—	$874,170	$934,560	$1,324,627(9)	$432,941	$531,978(9)	$5,019,243
CEO, Bunge Brazil	2013	850,000	—	743,300	808,500	2,652,000	338,325	34,200	5,426,325
	2012	850,000	—	1,944,363	939,750	3,235,000	292,054	34,200	7,295,367
Brian Thomsen(10)	2014	$653,859(11)	$404,449(11)(12)	$1,166,499(13)	$1,226,592(13)	$889,788(11)	—	$89,383(11)	$4,430,570
Managing Director,
Global Agribusiness,
and CEO, Bunge
Product Lines
Gordon Hardie	2014	$633,330	—	$754,965	$807,120	$750,000	$200,293	—	$3,145,708
Managing Director,	2013	550,000	—	758,166	539,000	470,000	57,730	—	2,374,896
Food And Ingredients	2012	541,667	—	617,462	626,500	150,000	119,907	12,014	2,067,550

(1)
Reflects annual increases in salary that took effect during 2014. Annual base salaries as of December 31, 2014 were as follows:

Soren Schroder:	$1,200,000
Andrew Burke:	$725,000
Raul Padilla:	$1,052,239
Brian Thomsen:	$778,564
Gordon Hardie:	$650,000
(2)
The amounts shown reflect the aggregate full grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 25 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 (the "Form 10-K") regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on Bunge's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment.
(3)
Based on the full grant date fair value of the performance based restricted stock units granted on February 28, 2014, the following are the maximum payouts, assuming the maximum level of performance is achieved: Mr. Schroder, $5,960,250; Mr. Burke, $1,748,340; Mr. Padilla, $1,748,340; Mr. Thomsen, $2,332,998; and Mr. Hardie, $1,509,930. For additional information on these awards, see "Compensation Discussion and Analysis" on page 22 of this proxy statement.
(4)
Incentive compensation awards under the Annual Incentive Plan for the 2014 fiscal year that were paid in March 2015.
(5)
The aggregate change in the actuarial present value of the accumulated pension benefit as shown in the Pension Benefits Table from year to year. Importantly, the change in pension value is not currently paid to an executive as compensation, but is a measurement of the change in actuarial present value from the prior year. For information about the assumptions used, see the Pension Benefits Table on page 49 of this proxy statement. There are no above market or preferential earnings with respect to the non-qualified deferred compensation arrangements.
(6)
Mr. Schroder received Company matching contributions to his 401(k) Plan account of $10,400 and to his Excess 401(k) Plan account of $38,000, and a payment of $5,559 in connection with his relocation pursuant to his promotion to CEO.

  Mr. Burke received Company matching contributions to his 401(k) Plan account of $10,400 and to his Excess 401(k) Plan account of $24,000. Mr. Padilla received Company matching contributions to his 401(k) Plan account of $6,375 and, in connection with his overseas relocation and employment: a relocation allowance of $263,060; a tax equalization payment of $1,650 solely due to moving expenses associated with his overseas employment; reimbursement of temporary living expenses of $43,843; a Company contribution to a statutory retirement plan of $56,688; and a one month salary bonus of $52,625 as required by Brazilian law. In 2014, Mr. Padilla also received an automobile acquisition allowance, which covers a three-year period, as well as an automobile maintenance allowance, totaling $107,737. Mr. Thomsen, in connection with his overseas employment received an automobile allowance of $10,920 and a Company contribution to a statutory retirement plan of $78,463 as required by Swiss law. Mr. Hardie did not participate in the 401(k) Plan or Excess 401(k) Plan in 2014 and received no allowances.

(7)
As required by SEC rules, "Total" represents the sum of all columns in the table.
(8)
Mr. Schroder was not a Named Executive Officer in 2012.
(9)
Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 2.68 U.S. dollars per Brazilian real as of December 31, 2014.
(10)
Mr. Thomsen was not a Named Executive Officer in 2012 or 2013.
(11)
Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of .989 U.S. dollars per Swiss franc as of December 31, 2014.
(12)
Amount shown represents a prorated bonus based solely on the performance of the Grains & Oilseeds Product Lines that was payable to Mr. Thomsen for his period of service (from January 1 – April 30, 2014) as Managing Director, Grains & Oilseeds Product Lines.
(13)
Includes a grant on May 1, 2014 to Mr. Thomsen of 40,500 stock options and a target award of 13,500 performance-based restricted stock units in connection with his promotion to Managing Director, Global Agribusiness and CEO, Bunge Product Lines.

Grants of Plan-Based Awards Table

              The following table sets forth information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2014.

									All Other Options Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(4) ($)
											Closing Price on Grant Date ($)
Names	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Soren Schroder
2014 AIP	02/28/14	$576,000	$1,920,000	$4,800,000
2014 LTIP—2015-17 PBRSUs	02/28/14				18,750	37,500	75,000				$79.61	$2,980,125
2014 LTIP—Stock Options	02/28/14								112,500	$79.47	79.61	3,186,000
Andrew J. Burke
2014 AIP	02/28/14	217,500	725,000	1,812,500
2014 LTIP—2015-17 PBRSUs	02/28/14				5,500	11,000	22,000				79.61	874,170
2014 LTIP—Stock Options	02/28/14								33,000	79.47	79.61	934,560
Raul Padilla
2014 AIP	02/28/14	295,748	985,820	2,464,550
2014 LTIP—2015-17 PBRSUs	02/28/14				5,500	11,000	22,000				79.61	874,170
2014 LTIP—Stock Options	02/28/14								33,000	79.47	79.61	934,560
Brian Thomsen
2014 AIP	02/28/14	274,014	913,380	2,283,450
2014 LTIP—2015-17 PBRSUs	02/28/14				850	1,700	3,400				79.61	135,099
2014 LTIP—Stock Options	02/28/14								5,100	79.47	79.61	144,432
2014 LTIP—2015-17 PBRSUs	05/01/14				6,750	13,500	27,000				75.34	1,031,400
2014 LTIP—Stock Options	05/01/14								40,500	76.40	75.34	1,082,160
Gordon Hardie
2014 AIP	02/28/14	195,000	650,000	1,625,000
2014 LTIP—2015-17 PBRSUs	02/28/14				4,750	9,500	19,000				79.61	754,965
2014 LTIP—Stock Options	02/28/14								28,500	79.47	79.61	807,120

(1)
Represents the range of annual cash incentive award opportunities under the Company Annual Incentive Plan. The performance period for the AIP began on January 1, 2014.
(2)
Represents the range of shares that may be released at the end of the 2014-2016 performance period for performance-based restricted stock units ("PBRSUs") awarded under the Company's Equity Incentive Plan ("EIP"). On May 1, 2014, in connection with Mr. Thomsen's promotion, he was granted additional PBRSUs for the 2014-2016 performance period on the same terms as the PBRSUs granted on February 28, 2014. Payment of the award is subject to the achievement of certain Company financial metrics during the performance period. For additional discussion, see "PBRSU Awards" on page 36 of this proxy statement.
(3)
On February 27, 2014, the Compensation Committee granted stock options to the Named Executive Officers effective as of February 28, 2014. Under the EIP, the exercise price of the stock options was determined based on the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the grant date of the option (February 28, 2014). The average of the high and low sale prices of Bunge's common shares on the NYSE on February 28, 2014 was $79.47. February 28, 2014 is the grant date of the stock options for purposes of ASC Topic 718. On May 1, 2014, in connection with Mr. Thomsen's promotion, he was granted 40,500 stock options with an exercise price of $76.40, based on the average of the high and low sale price of Bunge's common shares on the NYSE on May 1, 2014.

  The stock options vest in three equal installments commencing on the first anniversary of the date of grant and generally remain exercisable until the tenth anniversary of the date of grant.

(4)
This column shows the full grant date fair value of PBRSUs and stock options (as applicable) under ASC Topic 718 granted to the Named Executive Officers in 2014. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award's vesting schedule. See Note 25 to the audited consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards Table

              The following table sets forth information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2014.

	Option Awards(1)					Stock Awards(2)
	Date of Grant	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Date of Grant	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)
Soren Schroder	02/24/06	3,333	—	$57.01	02/24/16
	02/27/07	4,300	—	80.06	02/27/17
	02/29/08	4,350	—	110.75	02/28/18
	03/13/09	4,500	—	51.61	03/13/19
	03/03/10	25,000	—	61.60	03/03/20
	03/02/11	30,000	—	71.20	03/02/21
	02/29/12	25,000	12,500	67.63	02/28/22	03/05/13(3)	12,725	1,156,830
	03/05/13	12,725	25,450	74.33	03/05/23	03/05/13(4)	26,907	2,446,115
	02/28/14	—	112,500	79.47	02/28/24	02/28/14(5)	37,500	3,409,125
Andrew J. Burke	02/25/05	11,400	—	52.66	02/25/15
	02/24/06	13,800	—	57.01	02/24/16
	02/27/07	12,500	—	80.06	02/27/17
	02/29/08	9,000	—	110.75	02/28/18
	03/13/09	14,000	—	51.61	03/13/19
	03/03/10	15,000	—	61.60	03/03/20
	03/02/11	30,000	—	71.20	03/02/21
	02/29/12	25,000	12,500	67.63	02/28/22	03/05/13(3)	10,000	909,100
	03/05/13	10,000	20,000	74.33	03/05/23	03/05/13(6)	6,750	613,643
	02/28/14	—	33,000	79.47	02/28/24	02/28/14(5)	11,000	1,000,010
Raul Padilla	02/25/05	13,500	—	52.66	02/25/15
	02/24/06	15,000	—	57.01	02/24/16
	02/27/07	12,500	—	80.06	02/27/17
	02/29/08	9,000	—	110.75	02/28/18
	03/13/09	14,000	—	51.61	03/13/19
	03/03/10	15,000	—	61.60	03/03/20
	03/02/11	30,000	—	71.20	03/02/21
	02/29/12	25,000	12,500	67.63	02/28/22
	03/05/13	10,000	20,000	74.33	03/05/23	03/05/13(3)	10,000	909,100
	02/28/14	—	33,000	79.47	02/28/24	02/28/14(5)	11,000	1,000,010
Brian Thomsen	02/27/07	4,800	—	80.06	02/27/17
	02/29/08	4,650	—	110.75	02/28/18
	02/29/12	—	2,100	67.63	02/28/22
	03/05/13	1,600	3,200	74.33	03/05/23	03/05/13(3)	1,600	145,456
	02/28/14	—	5,100	79.47	02/28/24	02/28/14(5)	1,700	154,547
	05/01/14	—	40,500	76.40	05/01/24	05/01/14(5)	13,500	1,227,287
Gordon Hardie	02/29/12	16,667	8,333	67.63	02/28/22
	03/05/13	6,668	13,332	74.33	03/05/23	03/05/13(3)	6,700	609,097
	02/28/14	—	28,500	79.47	02/28/24	02/28/14(5)	9,500	863,645

(1)
Represents grants made from 2005-2014. Options vest in one-third installments on the first, second and third anniversaries of their respective date of grant. All options have a 10-year term. Unless otherwise noted, outstanding equity awards are fully vested as of December 31, 2014.

(2)
Value of unvested restricted stock units using a share price of $90.91, the closing price of Bunge common shares on December 31, 2014. PBRSUs for the 2012-2014 performance cycle are not included in the table. No shares were paid out with respect to the 2012-2014 performance cycle because result were below threshold performance levels.
(3)
Payment amount of the PBRSUs will be determined as of December 31, 2015 based on satisfaction of target performance measures for the 2013-2015 performance period. Employee must generally be employed on the vesting date.
(4)
Time-based RSUs that fully vest on March 5, 2016.
(5)
Payment amount of the PBRSUs will be determined as of December 31, 2016 based on satisfaction of target performance measures for the 2014-2016 performance period. Employee must generally be employed on the vesting date.
(6)
Time-based RSUs that vested ratably in two equal installments commencing on March 5, 2014, subject to the completion of the sale of the fertilizer blending and distribution business.

Option Exercises and Stock Vested Table

              The following table sets forth information with respect to the exercise of stock options and restricted stock units awarded to the Named Executive Officers that vested or were earned during 2014.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Soren Schroder				—		—
Andrew J. Burke				1,740	(1)	138,201
				6,853	(2)	536,453
Raul Padilla	20,000(3)	$819,580	(4)
Brian Thomsen	29,450(3)	$558,951	(5)
Gordon Hardie				3,552	(2)	278,051
				3,139	(6)	261,228

(1)
Represents time-based restricted stock units that vested on March 2, 2014. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on March 2, 2014 ($79.47) and March 3, 2014 ($78.43).
(2)
Represents time-based restricted stock units that vested on March 5, 2014. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on March 5, 2014 ($78.28).
(3)
Represents the total number of Bunge common shares acquired upon exercise of stock options.
(4)
Value realized upon exercise of the stock options is based on the actual sales price of the Bunge common shares acquired upon exercise on March 5, 2014 ($78.06), minus the exercise price of the stock options.
(5)
Value realized upon exercise of the stock options is based on the weighted average sales price of the Bunge common shares acquired upon exercise of the applicable stock options on March 4, 2014 ($78.89), minus the applicable exercise prices of the stock options.
(6)
Represents time-based restricted stock units that vested on October 1, 2014. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on October 1, 2014 ($83.22).

Pension Benefits Table

              The following table sets forth pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates as of December 31, 2014.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Soren Schroder	Pension Plan	9	$294,774	—
	SERP	9	557,711	—
	Excess Plan	9	1,212,009	—
Andrew J. Burke	Pension Plan	13	552,697	—
	SERP	13	787,293	—
	Excess Plan	13	1,826,621	—
Raul Padilla	Pension Plan	4	153,933	—
	SERP	4	391,634	—
	Excess Plan	4	814,451	—
Brian Thomsen(2)	Pension Plan	—	—	—
	SERP	—	—	—
	Excess Plan	—	—	—
Gordon Hardie	Pension Plan	3	98,820	—
	SERP	3	68,783	—
	Excess Plan	3	210,327	—

(1)
Amounts were calculated as of December 31, 2014, using assumptions that were used for Bunge's audited consolidated financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 19 to the audited consolidated financial statements in the Form 10-K for material assumptions.
(2)
Mr. Thomsen is not eligible to participate in the defined benefit plans based on his overseas employment.

Retirement Plan Benefits

              The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. Information regarding each of these plans is set forth below.

The Pension Plan

              The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S.-based salaried and non-union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.

              A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant's social security retirement age. For purposes of the Pension Plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2014, this salary limit was $260,000. If a participant's salary exceeds this limit, such amounts are subject to the non-tax qualified retirement plans described below.

              Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65. Participants who complete 10 or more years of service with the Company may elect to receive an early retirement benefit following attainment of age 55. Mr. Burke and Mr. Padilla are eligible to elect to receive an early retirement benefit. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.

              The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer's accrued benefit under the Pension Plan, based on a participant's salary and service through December 31, 2014 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 4.2% and mortality as set forth in the Mercer Industry Longevity Experience Study generational annuitant only mortality table with no collar for the Consumer Goods and Food and Drink industry projected using the mortality improvement scale implied by the Social Security Administration's rates of mortality.

The Excess Benefit Plan

              The Excess Benefit Plan, a non-tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.

              Benefits payable under the Excess Benefit Plan are payable to participants following termination of employment on the later of the first day of the month following the participant's (i) six-month anniversary of termination of employment or (ii) 65th birthday, or if the participant has 10 years of service, the first day of the month following the participant's 62nd birthday, in accordance with the applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the Company's general assets.

              The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The SERP

              We have adopted the SERP, a non-tax qualified retirement plan, to attract, retain and reward certain key employees whose benefits under the Pension Plan and the Excess Benefit Plan are limited by the definition of compensation in the Pension Plan and further limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.

              A participant's SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.

              Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the Excess Benefit Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the Company's general assets.

              The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

Nonqualified Deferred Compensation Table

              The following table sets forth certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate as of December 31, 2014.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Soren Schroder	—	$38,000	$3,873	—		$52,506
Andrew J. Burke	—	$24,000	$26,930	—		$224,731
Raul Padilla	—	—	$7,920	$347,150	(2)	$1,049,493(3)
Brian Thomsen	—	—	—	—		—
Gordon Hardie	—	—	—	—		—

(1)
The amount set forth for each Named Executive Officer is reported in the "All Other Compensation" column of the Summary Compensation Table.
(2)
Represents a portion of the supplemental annual incentive award previously made to Mr. Padilla that was mandatorily deferred, as reported in the 2012 proxy statement. This amount was paid on March 31, 2014.
(3)
Mr. Padilla's aggregate account balance as of December 31, 2014 consisted of (i) $985,650, representing the portion of his supplemental annual incentive awards made in March 2013 and March 2014 that were mandatorily deferred and (ii) $63,843, representing his aggregate Excess 401(k) Plan contributions and cumulative earnings thereon.

401(k) Plan

              The Company sponsors the 401(k) Plan, a tax-qualified retirement plan that covers substantially all of Bunge's U.S.-based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, the Company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.

              Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2014, $52,000). "Additions" include Company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2014, this compensation limit was $260,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.

Excess Contribution Plan

              The Company sponsors the Excess Contribution Plan, which is a non-tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k)

Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess Contribution Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.

              The amounts shown as "Registrant Contributions" represent Company matching contributions made under the Excess Contribution Plan to the Named Executive Officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the Excess Contribution Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

              Payments are made from the Company's general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.

Bunge Limited Employee Deferred Compensation Plan (the "Deferred Compensation Plan")

              The Deferred Compensation Plan, which is a non-tax qualified deferred compensation plan, is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the Deferred Compensation Plan are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.

              Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plan. For 2014, the minimum base salary level required to participate in the Deferred Compensation Plan was $260,000.

              The Deferred Compensation Plan allows participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.

              Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 25 annual installments. Distributions of a participant's account are made in cash and from Bunge's general assets.

Potential Payments Upon Termination of Employment or Change of Control

              The Company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment. The amount of compensation payable to the Named Executive Officer in each situation is shown in the table below. The amounts assume that the respective termination of employment event occurred on December 31, 2014.

              These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment. The amounts are in addition to (i) vested or accumulated benefits generally under Bunge's defined benefit pension plans, 401(k) plans, and non-qualified deferred compensation plans, which are set forth in the disclosure tables above; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) benefits generally available to U.S. salaried employees, such as accrued vacation.

              Unless stated otherwise, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 31, 2014 ($91.50). Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the average of the high and low sale prices of Bunge's common shares on December 31, 2014.

Name	Executive Benefits and Payments Upon Termination(1)	Death, Disability or Retirement ($)	Termination without Cause or Resignation for Good Reason ($)	Change of Control followed by Termination without Cause or Resignation for Good Reason ($)
Soren Schroder	Cash Compensation(2)
	Severance	$—	$3,335,000	$5,520,000
	ProRata Annual	1,920,000	1,920,000	1,920,000
	Incentive Plan Award
	Medical Continuation	—	9,312	27,935
	Equity Incentive Plan(3)
	Performance-Based Restricted Stock Units
	2013–2015	708,172	1,164,338	1,164,338
	2014–2016	958,870	3,431,250	3,431,250
	Stock Options Unvested and Accelerated	2,088,727	2,088,727	2,088,727
	Time-Based RSUs Unvested and Accelerated	2,461,991	2,461,991	2,461,991

	Total	8,137,760	14,410,618	16,614,241
Andrew J. Burke	Cash Compensation(4)
	Severance	—	1,450,000	—
	ProRata Annual Incentive Plan Award	725,000	725,000	—
	Equity Incentive Plan(3)
	Performance-Based Restricted Stock Units
	2013–2015	556,521	556,521	—
	2014–2016	319,623	319,623	—
	Stock Options Unvested and Accelerated	1,038,765	602,405	—
	Time-Based RSUs Unvested and Accelerated	617,625	—	—

	Total	3,257,534	3,653,549	—

Name	Executive Benefits and Payments Upon Termination(1)	Death, Disability or Retirement ($)	Termination without Cause or Resignation for Good Reason ($)	Change of Control followed by Termination without Cause or Resignation for Good Reason ($)
Raul Padilla	Cash Compensation(5)
	Severance	—	2,104,478	—
	ProRata Annual Incentive Plan Award	1,052,239	1,052,239	—
	Equity Incentive Plan(3)
	Performance-Based Restricted Stock Units
	2013–2015	556,521	556,521	—
	2014–2016	281,268	281,268	—
	Stock Options Unvested and Accelerated	1,038,765	590,375	—
	Time-Based RSUs Unvested and Accelerated	—	—	—

	Total	2,928,793	4,584,881	—
Brian Thomsen	Cash Compensation(6)
	Severance	—	1,946,411	—
	ProRata Annual Incentive Plan Award	1,167,846	1,167,846	—
	Equity Incentive Plan(3)
	Performance-Based Restricted Stock Units
	2013–2015	89,043	89,043	—
	2014–2016	318,721	318,721	—
	Stock Options Unvested and Accelerated	777,974	268,482	—
	Time-Based RSUs Unvested and Accelerated	—	—	—

	Total	2,353,584	3,790,503	—
Gordon Hardie	Cash Compensation(7)
	Severance	—	1,300,000	—
	ProRata Annual Incentive Plan Award	650,000	650,000	—
	Equity Incentive Plan(3)			—
	Performance-Based Restricted Stock Units			—
	2013–2015	372,869	372,869
	2014–2016	242,914	242,914	—
	Stock Options Unvested and Accelerated	770,674	427,669	—
	Time-Based RSUs Unvested and Accelerated	—	—	—

	Total	2,036,457	2,993,452	—

(1)
Total does not include vested amounts or accumulated benefits through December 31, 2014, including vested stock options, accumulated retirement benefits and amounts under deferred compensation plans, as those amounts are set forth in the disclosure tables above.

(2)
For purposes of this table, Mr. Schroder's compensation for 2015 is as follows: base salary equal to $1,200,000 and a target annual bonus equal to $1,920,000.
(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2014.
(4)
For purposes of this table, Mr. Burke's compensation for 2014 is as follows: base salary equal to $725,000 and a target annual bonus equal to $725,000. Pursuant to Mr. Burke's employment offer letter dated December 4, 2001, as amended, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance-related, Mr. Burke will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance-related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the Company in a form mutually agreeable to Mr. Burke and the Company.
(5)
For purposes of this table, Mr. Padilla's compensation for 2014 is as follows: base salary equal to $1,052,239 and a target annual bonus equal to $1,052,239. Pursuant to Mr. Padilla's employment offer letter effective as of July 1, 2010, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance-related, Mr. Padilla will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance-related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the Company in a form mutually agreeable to Mr. Padilla and the Company.
(6)
For purposes of this table, Mr. Thomsen's compensation for 2014 is as follows: base salary equal to $778,564 and a target annual bonus equal to $1,167,846. Pursuant to Mr. Thomsen's employment offer letter effective April 11, 2014, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance-related, Mr. Thomsen will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance-related. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Thomsen and the Company.
(7)
For purposes of this table, Mr. Hardie's compensation for 2014 is as follows: base salary equal to $650,000 and a target annual bonus equal to $650,000. Pursuant to Mr. Hardie's offer letter effective June 14, 2011, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus his target AIP award. In addition, if the termination is not performance-related, Mr. Hardie will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance-related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the Company in a form mutually agreeable to Mr. Hardie and the Company.

Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control

              Schroder Employment Agreement.  On February 6, 2013, Bunge entered into an employment agreement with Mr. Schroder in connection with his promotion to CEO.

              In the event of Mr. Schroder's termination without "Cause" or his resignation for "Good Reason" before a "Change of Control," his severance will be equal to:

  •
  two times the sum of the highest base salary paid to him over the two-year period immediately prior to his termination of employment and the average of the annual cash bonus paid over such two-year period, payable in monthly installments over 24 months (the "severance period");

  •
  a lump sum payment equal to a pro rata portion of the annual bonus he would have been entitled to receive for the performance period had he remained employed;

  •
  continuation, at his own expense, of health and medical insurance coverage under COBRA and, if he is not eligible under the Company's retiree medical plan, a payment equal to the after-tax cost of obtaining coverage for the period between the end of the COBRA continuation period and the completion of the applicable severance period; provided, however, if he is eligible under the retiree medical plan and elects to immediately begin his benefit under the Company's pension plan, in lieu of such continuation coverage, he shall be eligible to enroll in the retiree medical plan at his own expense;

  •
  immediate vesting of entitlement to receive retiree medical and life insurance coverage offered to senior executives (if any);

  •
  immediate vesting of any service or performance requirements (to the extent performance is satisfied as of termination) in respect of any equity-based award; and

  •
  without duplication of the above, benefits due to other senior executives upon termination.

              In the event of Mr. Schroder's resignation for Good Reason or termination without Cause during a "Change of Control Period," he will be entitled to the same severance benefit as set forth above, except that for purposes of determining the payment amount for the severance period, he will be entitled to receive three times the sum of the highest base salary paid to him over the three-year period immediately prior to his termination and the target annual cash bonus in effect at the time of his termination, payable in monthly installments over a 36-month period.

              If Mr. Schroder's employment terminates due to "Disability," he will be entitled to his pro rata bonus due for the year in which such Disability occurs.

              If Mr. Schroder's employment terminates due to his death, his estate is entitled to his pro rata bonus due for the year in which his death occurs.

              As a condition to receiving the severance benefits, Mr. Schroder will continue to be bound by the terms of the non-competition and non—solicitation provisions contained in the employment agreement for 18 months following the date of his termination of employment for any reason and by the terms of the confidentiality provision indefinitely. Mr. Schroder must also execute and deliver a general mutual release of claims against the Company and its subsidiaries.

              The following definitions are provided in Mr. Schroder's employment agreement for certain of the terms used in this description:

              "Cause" means Mr. Schroder's termination of employment by the Company for any of the following reasons: (a) any willful act or omission or any act of gross negligence that constitutes a material breach of the agreement; (b) willful and continued failure or refusal to substantially perform his duties; (c) willful and material violation of any law or regulation applicable to the Company and its subsidiaries that could reasonably be expected to have an adverse impact on its business or reputation; (d) conviction of, or a plea to, a felony, or any willful fraud; or (d) any other willful misconduct that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, the Company and its subsidiaries.

              "Good Reason" means a resignation by Mr. Schroder for any of the following reasons: (a) a failure to pay material compensation that is due and payable; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period, his principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period outside of the metropolitan New York area.

              "Disability" means a physical or mental disability or infirmity, as determined by a physician selected by the Company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the Company for any continuous period of 180 days or for 180 days during any one 12-month period.

              "Change of Control" means the occurrence of any of the following events: (a) the acquisition by any person of 35% or more of the Company's common shares; (b) a change in a majority of the members of the Board of Directors without approval of the existing Board members; or (c) a merger, amalgamation or consolidation of the Company, a disposition of all or substantially all of the Company's assets or the acquisition of assets of another corporation, except if it would result in continuity of the Company's shareholders of more than 50% of the then-outstanding common shares and outstanding voting securities, as the case may be.

              "Change of Control Period" means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12-month period immediately preceding such Change of Control, if Mr. Schroder is terminated without Cause during this 12-month period and there is a reasonable basis to conclude such termination was at the request or direction of the acquirer.

              Equity Acceleration Under the 2009 Equity Incentive Plan.  Under the 2009 Equity Incentive Plan, a participant's equity award will be subject to the following treatment upon a termination of employment (except as otherwise provided under an individual award agreement or employment agreement):

  •
  In the event of a termination of employment due to death, disability or Retirement (defined as termination of employment after attaining age 65), an individual's stock options become fully vested and immediately exercisable. Disability has the same meaning as under the Company long-term disability plan for all awards except incentive stock options, for which disability means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

  •
  In the event of a termination of employment without Cause or upon early retirement (as defined under Bunge's retirement policies), all stock options that would have vested in the 12-month period following termination of employment will immediately vest and become exercisable.

              Generally, for all terminations of employment other than for Cause or voluntary resignation, all performance-based and non-performance-based restricted stock unit awards vest pro rata through the date of termination (though performance based units remain subject to satisfaction of the applicable performance goals).

              The 2009 Equity Incentive Plan does not include any provisions requiring accelerated vesting in connection with a change of control.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

              The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 2, 2015, based on 145,095,712 shares issued and outstanding.

              All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

              Under Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct or Indirect(1)	Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Soren Schroder	31,849	—		171,933		*
Ernest G. Bachrach	49,809	—		23,114	(4)	*
Enrique H. Boilini	49,809	—		11,000		*
Carol M. Browner	1,355	—		—		*
Francis Coppinger	49,393	717,642	(5)	12,705	(6)	*
Bernard de La Tour d'Auvergne Lauraguais	344,231	3	(7)	11,000		*
William Engels	15,747	—		11,000		*
Andrew Ferrier	2,500	—		—		*
Kathleen Hyle	3,343	—		—		*
L. Patrick Lupo	15,928	—		13,000		*
John E. McGlade	—	—		—		*
Andrew J. Burke	36,169	—		169,550		*
Gordon Hardie	7,618	—		47,834		*
David Kabbes	3,058	—		24,900		*
Pierre Mauger	633	—		14,250		*
Raul Padilla	55,971	—		164,000		*
Vicente Teixeira	19,895	—		101,584		*
Brian Thomsen	13,241	—		16,450		*
All directors and executive officers as a group (18 persons)	700,549	717,645		792,320		1.52%

*
Less than 1%.
(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust.
(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.
(3)
This column includes: (i) shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non-Employee Directors Equity Incentive Plans and the Equity Incentive Plans, respectively, that have vested or will vest within sixty (60) days of March 2, 2015, (ii) restricted stock units and dividend equivalent payments for which shares are issuable within sixty (60) days of March 2, 2015, but are mandatorily deferred in accordance with the terms and conditions of these awards and (iii) shares underlying hypothetical share units held by non-employee directors who have elected to receive, under the Non-Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)
Includes 12,164 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan.
(5)
Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.
(6)
Includes 1,712 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan.
(7)
Includes 3 common shares held by his wife.

              The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2014
BlackRock, Inc.(1)	7,465,024	5.1%
FMR LLC(2)	11,211,702	7.707%
The Vanguard Group(3)	10,111,697	6.96%
T. Rowe Price Associates, Inc.(4)	7,539,941	5.1%

(1)
Based on information filed with the SEC on Schedule 13G on February 6, 2015: BlackRock, Inc. reported beneficial ownership of 7,465,024 shares, sole voting power as to 6,244,509 of the shares and sole dispositive power as to 7,465,024 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(2)
Based on information filed with the SEC on Schedule 13G/A on February 13, 2015: FMR LLC reported beneficial ownership of 11,211,702 shares, sole voting power as to 573,548 of the shares and sole dispositive power as to 11,211,702 of the shares. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)
Based on information filed with the SEC on Schedule 13G/A on February 10, 2015: (i) The Vanguard Group reported beneficial ownership of 10,111,697 shares, sole voting power as to 139,244 of the shares, sole dispositive power as to 9,981,241 of the shares and shared dispositive power as to 130,456 of the shares, (ii) Vanguard Fiduciary Trust Company reported beneficial ownership of 85,156 shares and (iii) Vanguard Investments Australia, Ltd. reported beneficial ownership of 99,388 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Based on the information filed with the SEC on Schedule 13G on February 12, 2015: T. Rowe Price Associates, Inc. reported beneficial ownership of 7,539,941 shares, sole voting power as to 1,619,062 of the shares and sole dispositive power as to 7,539,941 of the shares. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

AUDIT COMMITTEE REPORT

              Bunge's Audit Committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. Boilini, Mr. Engels and Ms. Hyle qualifies as an audit committee financial expert as defined under Item 407 of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge's website at www.bunge.com.

              The Audit Committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.

              Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.

              The Audit Committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the Audit Committee approves all audit, audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. The Audit Committee's charter also ensures that the independent auditor discusses with the Audit Committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.

              The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2014. In addition, the Audit Committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with them their independence from Bunge and its management. The Audit Committee also considered whether the non-audit services provided by Deloitte & Touche LLP to Bunge during 2014 were compatible with their independence as auditors.

              Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Kathleen Hyle, Chairman
Enrique H. Boilini
Carol M. Browner
Francis Coppinger
William Engels

PROPOSAL 2 — APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITORS' FEES

General

              Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2015 and authorize the Audit Committee of the Board to determine the independent auditors' fees. You would be acting based on the recommendation of our Audit Committee. Pursuant to Bermuda law and our bye-laws, an auditor is appointed at the annual general meeting or at a subsequent general meeting in each year and shall hold office until a successor is appointed.

              The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

              Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.

              Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

              The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2014 and 2013, and breaks down these amounts by category of service:

	2014	2013
Audit Fees	$13,926,000	$13,324,000
Audit-Related Fees	333,000	473,000
Tax Fees	241,000	129,000
All Other Fees	0	0

Total	$14,500,000	$13,926,000

Audit Fees

              Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

              For 2014 and 2013, audit-related fees principally included fees for accounting consultation related to certain merger and acquisition activities and statutory attestation services in Argentina.

Tax Fees

              Tax fees in 2014 and 2013 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

              No fees were paid to the Deloitte Entities in 2014 and 2013 for any other professional services.

Pre-Approval Policies and Procedures

              The Audit Committee approves all audit services, audit-related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement.

              In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2015, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

RECOMMENDATION OF THE BOARD

              Our Board recommends that, based on the recommendation of the Audit Committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2015 and the authorization of the Audit Committee of the Board to determine the independent auditors' fees.

 PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION

              Pursuant to the rules of the SEC, Bunge is required to provide shareholders with a non-binding advisory "say-on-pay" vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis ("CD&A"), related compensation disclosure tables and narrative disclosures of this proxy statement. The Board recognizes the importance of our shareholders' opportunity to cast an advisory say-on-pay vote as a means of expressing views regarding the compensation of our Named Executive Officers. Based upon the outcome of our 2011 say-on-pay frequency vote, we intend to hold an annual advisory say-on-pay vote until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than the Company's Annual General Meeting of Shareholders in 2017.

              Bunge's compensation philosophy is to pay for performance, support Bunge's business goals, align the interests of management and our shareholders and offer competitive compensation arrangements to attract, retain and motivate high-caliber executives. In the CD&A, we have provided shareholders with a description of our executive compensation program, including the philosophy underpinning the program, the individual elements of the compensation program, and how our compensation program is administered. Our executive compensation program consists of elements designed to complement each other and reward achievement of short-term and long-term objectives by linking compensation to key performance metrics. We have chosen the selected metrics to align executive compensation to the achievement of strong financial performance and the creation of shareholder value. Our Compensation Committee regularly reviews our executive compensation program to ensure alignment with our business strategy and compensation philosophy. Additionally, our executive compensation program has been designed to appropriately balance risks and rewards and discourage excessive risk-taking by our executives.

              For the reasons highlighted above, and more fully discussed in the CD&A, the Board unanimously recommends a vote for the following resolution:

              "RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement."

              You may vote "for" or "against" this proposal, or you may abstain from voting. Although the vote on this Proposal 3 is advisory and non-binding, the Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program.

RECOMMENDATION OF THE BOARD

              Our Board recommends that shareholders vote FOR the approval of the non-binding advisory vote to approve Named Executive Officer compensation.

PROPOSAL 4 — RE-APPROVAL OF PERFORMANCE GOALS UNDER THE BUNGE LIMITED
ANNUAL INCENTIVE PLAN

Introduction

              The Bunge Limited Annual Incentive Plan (the "Plan") became effective on January 1, 2011 after shareholder approval at the Company's Annual General Meeting in 2010. In order for Bunge to continue to make awards to certain executive officers under the Plan that will qualify as "performance-based compensation" that is exempt from the $1 million deduction limit (as described below) imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the relevant income tax regulations thereunder (the "Code"), the performance measures on which performance goals may be based must be reapproved by Bunge's shareholders periodically. Bunge is seeking shareholder approval of the original performance measures set forth in the Plan, as well as three additional performance measures—risk adjusted profit; risk capital and talent development. A summary of the Plan is included below. The complete text of the Plan is set forth in Appendix B to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix B.

              Section 162(m) of the Code, places a limit of $1 million on the amount Bunge may deduct in any one year for compensation paid to the Chief Executive Officer and each of its other three most highly-compensated executive officers (excluding the Chief Financial Officer). If awards pursuant to the Plan constitute qualified performance-based compensation, the awards may not be subject to the deductibility limitation of Code Section 162(m). In order to continue to qualify for this exemption, among other things, shareholders must reapprove the material terms of the performance measures on which performance goals may be based every five years. If the existing performance measures and the new performance measures are not approved by shareholders, the Plan will continue in full force and effect. However, in accordance with Code Section 162(m), Bunge's ability to deduct qualified performance-based compensation under the Plan will be limited to $1 million per covered executive officer. Although Bunge generally designs awards pursuant to the Plan to be eligible for deductibility under Code Section 162(m), there is no guarantee that the exemption will be available for awards in any particular circumstance. To maintain flexibility in compensating Bunge's executive officers, the Compensation Committee (the "Committee") may from time to time pay compensation that may not be deductible if it believes it will contribute to the achievement of Bunge's business objectives.

              Performance Goals.    The Plan includes the following financial and non-financial performance measures for awards intended to be qualified performance-based compensation. The performance measures below include those financial performance measures originally approved by shareholders and three additional performance measures added by the Board, subject to shareholder approval: risk adjusted profit; risk capital and talent development.

Financial Measures

• accounts payable; • accounts receivable;	• income from continuing operations (net income after minority interests);
• cash flow;	• interest coverage;
• cash flow at risk;	• margin;
• cash flow return on investment;	• market capitalization;
• cash value added;	• revenue growth;
• credit at risk;	• risk adjusted economic profit;
• days cash cycle;	• risk adjusted profit;
• days sales outstanding;	• risk adjusted return on capital;
• debt;	• risk adjusted return on equity;
• earnings at risk;	• risk adjusted return on invested capital;
• earnings before interest and tax (EBIT);	• risk adjusted return on net capital;
• earnings before interest, tax depreciation and amortization (EBITDA);	• risk capital; • share price;
• earnings per share;	• Sharpe ratio;
• economic value added;	• value at risk; and
• effective tax rate;	• working capital.
• free cash flow;
• impairment write offs;

Non-Financial Measures

• amount of inventory;	• product quality;
• brand recognition;	• productivity/efficiency;
• customer/supplier satisfaction;	• quality;
• days of inventory;	• recruiting;
• employee turnover;	• risk management;
• energy usage;	• safety/environment;
• headcount;	• satisfaction indexes;
• loading time/days loading;	• talent development;
• market share;	• turnaround time; and
• volumes.

Summary of Plan

              Purposes.    The purposes of the Plan are to (i) attract, retain and motivate certain employees of Bunge and its subsidiaries and (ii) focus participants towards achieving specific business goals established for Bunge and its subsidiaries.

              Eligibility and Participation.    Each employee who is recommended by the Chief Executive Officer or his designee to participate in the Plan and who is approved by the Committee or is included in the Plan by the Committee, shall be eligible to participate in the Plan.

              Administration.    The Plan will be administered by the Committee. Subject to the terms of the Plan, the Committee will have full authority to administer the Plan; designate the employees who will participate in the Plan; determine the terms and conditions of awards; and construe and interpret the terms of the Plan and any awards granted. All determinations of the Committee are final, binding and conclusive upon all persons.

              Awards.    Within ninety days after the beginning of each calendar year, the Committee will establish performance goals that may be based on any combination of company and individual performance measures. Performance goals will be determined annually by the Committee from among those performance measures listed above. Final awards will be based on the level of achievement of the performance measures and the predetermined award payout levels.

              The Committee may adjust the performance goals and award opportunities under the Plan (either up or down) if it determines that unusual, non-recurring or unanticipated changes or events have materially affected the fairness of the performance goals and unduly influenced Bunge's ability to meet them.

              Payments.    All awards will be payable in cash between January 1 and March 15 following the end of the relevant calendar year and after the Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied. The maximum amount payable to a participant under the Plan for any calendar year will be $8 million.

              Termination of Employment.    In the event of a participant's death, disability retirement, or transfer to another business unit of Bunge that does not participate in the Plan, the participant's final award will be reduced to reflect his or her participation prior to the termination only. In the event of any other kind of termination of employment, a participant's award for the year of termination will be forfeited; provided, however, that the Committee has the discretion to pay a partial award for the portion of the year that the participant was employed by Bunge.

              Recoupment of Awards.    Any awards granted under the Plan to participants who are subject to Bunge's Executive Compensation Recoupment Policy, as amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such policy.

              Duration of the Plan.    The Plan was effective as of January 1, 2011, and shall remain in effect until terminated by the Board or the Committee.

              Amendment and Termination of the Plan.    The Board or the Committee may, at any time, amend, suspend or terminate the Plan. No amendment, suspension or termination may reduce the rights of a participant to a payment or distribution with respect to an earned award without his or her consent.

              New Plan Benefits.    As discussed above, benefits under the Plan are within the discretion of the Committee, and performance goals may vary from performance period to performance period and from participant to participant. Thus, benefits to be paid under the Plan are not determinable at this time. A summary of awards made under the Plan for Bunge's last fiscal year to the Named Executive Officers is included in the Summary Compensation Table and accompanying footnotes on page 44 of this proxy statement.

RECOMMENDATION OF THE BOARD

              The Board of Directors recommends that you vote FOR the approval of the additional performance goals and the re-approval of the existing performance measures for the Plan.

 EQUITY COMPENSATION PLAN INFORMATION

              The following table sets forth certain information, as of December 31, 2014, with respect to our equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	5,703,923(2)	$73.70(3)	3,685,409(4)
Equity compensation plans not approved by shareholders(5)	13,820(6)	—(7)	—(8)

Total	5,717,743	$73.70	3,685,409

(1)
Includes our 2009 Equity Incentive Plan, Equity Incentive Plan, Non-Employee Directors' Equity Incentive Plan and 2007 Non-Employee Directors' Equity Incentive Plan.
(2)
Includes non-statutory stock options outstanding as to 4,441,492 common shares, performance-based restricted stock unit awards outstanding as to 1,142,086 common shares and 3,864 vested and deferred restricted stock units outstanding (including, for all restricted and deferred restricted stock unit awards outstanding, dividend equivalents payable in common shares) under our 2009 Equity Incentive Plan and Equity Incentive Plan. This number also includes non-statutory stock options outstanding as to 92,000 common shares under our Non-Employee Directors' Equity Incentive Plan, 24,151 unvested restricted stock units and 330 vested deferred restricted stock units (including, for all restricted and deferred restricted stock unit awards outstanding, dividend equivalents payable in common shares) outstanding under our 2007 Non-Employee Directors' Equity Incentive Plan. Dividend equivalent payments that are credited to each participant's account are paid in our common shares at the time an award is settled. Vested deferred restricted stock units are paid at the time the applicable deferral period lapses.
(3)
Calculated based on non-statutory stock options outstanding under our 2009 Equity Incentive Plan, Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan. This number excludes outstanding time-based restricted stock unit and performance-based restricted stock unit awards under the 2009 Equity Incentive Plan and Equity Incentive Plan and restricted and deferred restricted stock unit awards under the 2007 Non-Employee Directors' Equity Incentive Plan.
(4)
Includes dividend equivalents payable in common shares. Shares available under our 2009 Equity Incentive Plan may be used for any type of award authorized under the plan. Awards under the plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. Our 2009 Equity Incentive Plan provides that the maximum number of common shares issuable under the plan is 10,000,000, subject to adjustment in accordance with the terms of the plan. This number also includes shares available for future issuance under our 2007 Non-Employee Directors' Equity Incentive Plan. Our 2007 Non-Employee Directors' Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 600,000, subject to adjustment in accordance with the terms of the plan. No additional awards may be granted under the Equity Incentive Plan and the Non-Employee Directors' Equity Incentive Plan.
(5)
Includes our Non-Employee Directors' Deferred Compensation Plan.
(6)
Includes rights to acquire 13,820 common shares under our Non-Employee Directors' Deferred Compensation Plan pursuant to elections by our non-employee directors.
(7)
Not applicable.
(8)
Our Non-Employee Directors' Deferred Compensation Plan does not have an explicit share limit.

 PROPOSAL 5 — SHAREHOLDER PROPOSAL REGARDING SUPPLY CHAIN
AND DEFORESTATION

              Bunge has received notice from Green Century Equity Fund, 114 State Street, Suite 200, Boston, Massachusetts 02109, that it intends to present a separate proposal for voting at the Annual General Meeting. Green Century Equity Fund has submitted documentation indicating that it is the beneficial owner of 2,364 Bunge common shares. The shareholder proposal will be voted on at the Annual General Meeting only if properly presented by or on behalf of Green Century Equity Fund. The text of the shareholder proposal and supporting statement appear exactly as received by Bunge unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent of the shareholder

Shareholder Proposal

              WHEREAS: Conversion of forests to commodity agriculture is the single largest cause of deforestation, which contributes significantly to climate change, disrupted rainfall patterns, soil erosion, species extinction, and community land conflicts.

              Adverse weather resulting from climate change, including shifted rainfall patterns, are highlighted as top risk factors in Bunge's 2014 10-K. As one of the largest suppliers of agricultural commodities globally, Bunge both contributes to and is severely impacted by the adverse impacts of deforestation on agricultural production.

              Deforestation and peatland degradation accounts for 10-15% of global greenhouse gas emissions—around that of the entire global transportation sector. In addition to driving climate change, deforestation has been shown to severely alter global rainfall patterns, according to 2005 NASA data.

              Commercial agriculture is recognized as the leading driver of global deforestation, accounting for over 70% of tropical deforestation between 2000-2012, approximately half of which was illegal. Deforestation globally is increasing.

              Concerns about deforestation have prompted leading global consumer and agriculture companies to adopt 'zero deforestation' policies for sourcing key agricultural commodities. These time-bound commitments include full supply-chain traceability; protections for high carbon stock (HCS) and high conservation value (HCV) forests; peatlands; community and worker rights; and independent verification.

              Demand for sustainably sourced ingredients is growing, and many companies that have made these commitments are likely Bunge customers. Competitors Cargill and Wilmar announced 'no deforestation, no exploitation' pledges this year for all commodities they handle.

              Investors with $15 trillion in assets have requested increased information through CDP's forests disclosure program about how companies are managing risks associated with deforestation, an increase of 30% since 2014. Bunge does not disclose its impacts on deforestation.

              Failure to keep pace with shifting market expectations for sustainable production may pose significant risks to Bunge including restricted market access, reputational damage, loss of goodwill, and barriers to capital.

              Bunge's stated mission is 'to ensure food security tor a growing population in a sustainable way.' Proponents believe that the adverse impacts of deforestation—due largely to agriculture—will pose increasing risks to global food production and thus Bunge's business. While Bunge recently announced a zero-deforestation palm oil sourcing policy, the company does not appear to have a comprehensive strategy for monitoring or reducing deforestation across each of its commodity supply chains, including soy and sugar.

              Resolved: Shareholder request that Bunge set quantitative, time-bound goals for reducing its supply chain impacts on deforestation and related human rights, and report annually against key performance indicators and metrics that demonstrate progress against these goals.

              Supporting Statement:

              Proponents believe meaningful indicators would include:

  •
  An assessment of risks related to the company's supply chain and operational impacts on deforestation;

  •
  Percentage of each key commodity that Bunge can trace and independently verify, via credible third parties, as not contributing to (l) physical expansion into peatlands, HCV or HCS forests or (2) human rights abuses;

  •
  A time-bound plan for 100% sourcing consistent with those criteria.

Board of Directors' Statement in Opposition to the Shareholder Proposal

              The Board of Directors recommends a vote "Against" the foregoing proposal for the following reasons:

              The Board and management of Bunge Limited are committed to the protection of biodiversity and human rights and the reduction of greenhouse gas emissions. We share the belief that the agrifood system should be sustainable. Over the past decade, Bunge has made meaningful progress improving its own operations and addressing common challenges on the ground. The Board and management are committed to making further advances in a manner that accomplishes the Company's sustainability priorities, addresses material risks, creates commercial opportunities and works constructively within the multi-stakeholder context inherent to agrifood value chains. The Board believes that the Company's existing and planned efforts provide a more focused and effective path forward than that outlined in the proposal.

              The Company has established governance procedures to manage issues associated with deforestation, human rights, water, climate change and other matters. In 2014, the Board created a dedicated Sustainability and Corporate Responsibility Committee. The committee provides oversight of relevant activities and issues, including company policies, strategies, programs, performance goals, disclosure, relationships with stakeholders and evaluation of social, political, environmental and other trends in sustainability. According to a 2014 study (Gaining Ground: Corporate Progress on the Ceres Roadmap for Sustainability), boards formally oversee sustainability performance at only 32 percent of the 613 largest publicly traded companies in the U.S.

              The Company has taken practical measures across multiple commodities to address deforestation and human rights issues. In Brazil, where Bunge has a significant asset presence and which is widely considered a priority area for environmental conservation, the Company:

  •
  links its commercial contracting system to the Brazilian labor ministry database to block agricultural producers who have violated labor laws from doing business with Bunge,

  •
  automatically blocks all producers named by IBAMA, the Brazilian environmental agency, as violators of environmental law from doing business with Bunge,

  •
  signed an agreement with Para State to block purchases from newly deforested lands and is implementing a system to ensure purchases come only from legally established properties,

  •
  has exported since 2013 over 300,000 tons of soy adhering to the 2BsVs sustainability certification protocol,

  •
  certified 4 of its sugarcane mills under the Bonsucro sustainability protocol,

  •
  collaborates with The Nature Conservancy to promote landscape planning and conservation in Para State, as well as farmer participation in the national government's CAR environmental registry and better agronomic practices in Mato Grosso and Bahia States.

For palm oil, the Company has adopted a global sourcing policy that calls for a 100 percent traceable supply chain free of deforestation and human rights abuses. The Company is currently working to map its supply chain and has committed to issuing a plan for implementation of this policy and to regular reporting on its progress.

              The Company has helped lead important multi-stakeholder efforts that have resulted in tangible improvements at both the landscape level and on the farm.    The Soy Moratorium in Brazil, initiated in 2006 by Bunge and other industry participants, has been credited with contributing to an over 70 percent reduction in deforestation in the Amazon. Since the moratorium's inception, 99 percent of new soy plantings in the Amazon have occurred on previously cleared land (H.K. Gibbs, et al, "Brazil's Soy Moratorium," Science, 23 January, 2015). The Soy Working Group, comprised of industry and NGO members, has overseen satellite monitoring and other activities to help enforce the Moratorium and advance sustainability in the region. The Field to Market alliance in the United States, of which Bunge was a founding member, has developed a suite of useful measurement tools and resources that promote continuous improvement at the farm level. The approach is endorsed by over 65 companies, NGOs, academic institutions and farm groups. Field to Market seeks to engage 20% of productive acres of U.S. commodity crop production, equivalent to 50 million acres, in its supply chain sustainability program by 2020.

              The Company has increased its public disclosure concerning these issues.    www.bunge.com/citizenship houses information on Bunge's governance, policies, environmental performance and engagement with civil society on key sustainability issues facing the Company and its industry. The site is updated regularly. Bunge submits two disclosures (water and carbon) to the Carbon Disclosure Project and an annual communication of progress to the Roundtable on Sustainable Palm Oil, and publishes regional GRI sustainability reports in Argentina and Brazil. The Company will issue a global GRI sustainability report in 2015.

              The Company is committed to taking additional steps to address deforestation and other relevant issues.    Bunge is currently investigating methodologies and tools that it expects will facilitate the incorporation of additional environmental criteria into its commodity origination planning and activities to reduce deforestation risks in its supply chains. The tools, incorporating data on native vegetation, indigenous and protected areas, soil quality and other agronomic considerations, would be initially applied in Brazil, but are intended to be capable of being applied in other geographies as well, thus serving as a common analytical platform for approaching the issue of deforestation.

For the foregoing reasons, the Board recommends that you vote AGAINST this proposal.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Loans to Directors and Executive Officers

              We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Policy for the Review and Approval of Related Person Transactions

              Various policies and procedures of our Company, including our Code of Conduct, Corporate Governance Guidelines and annual questionnaires and/or certifications completed by our directors and executive officers, require disclosure of and/or otherwise identify transactions or relationships that may constitute conflicts of interest or may require disclosure under applicable SEC rules as "related person transactions" between Bunge and related persons. Our Corporate Governance and Nominations Committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Conduct.

              Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the Corporate Governance and Nominations Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominations Committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms' length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy. For purposes of the policy, the terms "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K of the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies, and its executive officers, directors and certain persons who own 10 percent or more of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.

              Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act, except that, due to an administrative error, Ms. Roebuck filed a late Form 4 on December 4, 2014, reflecting the following transactions pursuant to Bunge's equity incentive plan: (i) a grant of 3,000 restricted stock units awarded on February 28, 2014; (ii) 9 restricted stock units awarded on June 2, 2014 pursuant to a dividend reinvestment feature; and (iii) 12 restricted stock units awarded on September 2, 2014 pursuant to a dividend reinvestment feature.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

              To be considered for inclusion in Bunge's proxy statement for the Company's Annual General Meeting of Shareholders in 2016 (the "2016 Annual General Meeting"), presently anticipated to be held on May 25, 2016, shareholder proposals must be received by Bunge no later than December 17,

2015. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

              Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2016 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2016 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2015 Annual General Meeting. Notice must be given in writing and in proper form in accordance with our bye-laws to the Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary, not later than December 17, 2015.

              In addition, shareholders may submit proposals on matters appropriate for shareholder action at the Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the total voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2016 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

DIRECTIONS TO ANNUAL GENERAL MEETING

              The Annual General Meeting will be held at 10:00 a.m., Eastern Time, on May 20, 2015 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

              A copy of our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "Investors—SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

              Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 20, 2015.

              Bunge Limited's 2015 Proxy Statement is available at www.bunge.com/2015proxy.pdf and our 2014 Annual Report is available at www.bunge.com/2014AR.pdf.

 OTHER MATTERS

              We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

              By order of the Board of Directors.

Carla L. Heiss Secretary

April 10, 2015

APPENDIX A — CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

              In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

              (1)   A director will not be independent if:

    •
    the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

    •
    (i) the director is a current partner or employee of a firm that is Bunge's external auditor; (ii) the director has an immediate family member who is a current partner of such firm; (iii) the director has an immediate family member who is a current employee of such firm and personally works on Bunge's audit; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

    •
    a present executive officer of Bunge serves or served on the compensation committee of the Board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

    •
    the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $120,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service, or

    •
    the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

              (2)   In addition, in order to assist it in determining what constitutes a material relationship, the Board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

    •
    the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

    •
    the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

    •
    the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not- for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and

    •
    transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.

A-1

              For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in- law, sons- and daughters-in-law, brothers- and sisters-in- law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

              For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

A-2

APPENDIX B — THE BUNGE LIMITED ANNUAL INCENTIVE PLAN

BUNGE LIMITED ANNUAL INCENTIVE PLAN

(As Amended, Effective as of May 20, 2015)

SECTION 1.  ESTABLISHMENT AND PURPOSE

              1.1 Establishment of the Plan. Bunge Limited, a company incorporated under the laws of Bermuda (the "Company"), hereby establishes an annual incentive compensation plan to be known as the Bunge Limited Annual Incentive Plan (the "Plan"). The Plan permits the awarding of annual cash bonuses to Employees (as defined below), based on the achievement of performance goals that are pre-established by the Board of Directors of the Company (the "Board") or by the Committee (as defined below).

              The Plan was effective as of January 1, 2011 (the "Effective Date"), after shareholder approval at the Company's Annual General Meeting in 2010. Subject to approval by the Company's shareholders at the 2015 Annual General Meeting, the Plan, as amended, shall become effective as of May 20, 2015. The Plan shall remain in effect until terminated by the Board or Committee in accordance with Section 10.

              1.2 Purpose. The purposes of the Plan are to (i) provide greater motivation for Employees to attain and maintain the highest standards of performance, (ii) attract and retain employees of outstanding competence and (iii) direct the energies of Employees towards the achievement of specific business goals established for the Company and its Subsidiaries (as defined below).

              The purposes of the Plan shall be carried out by the payment to Participants (as defined below) of annual incentive cash awards, subject to the terms and conditions of the Plan. The Plan also is intended to secure the full deductibility of incentive awards payable to Participants where and when relevant. All compensation payable under the Plan to Participants is intended to be deductible by the Company under Section 162(m) of the Code (as defined below).

SECTION 2.  DEFINITIONS

              As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

              "Award Opportunity" means the various levels of incentive awards which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1.

              "Base Salary" shall mean the regular base salary earned by a Participant during a Plan Year prior to any salary reduction contributions made to (i) any deferred compensation plans, (ii) a plan qualifying under Section 401(k) of the Code, or (iii) a cafeteria plan under Section 125 of the Code; provided, however, that Base Salary shall not include awards under the Plan, any bonuses, equity awards, the matching contribution under any plan of the Company or any of its Subsidiaries (as applicable) providing such, relocation allowances, severance payments or any other special awards as determined by the Committee.

              "Board" has the meaning set forth in Section 1.1.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and guidance promulgated thereunder.

              "Committee" means the Compensation Committee of the Board, provided that the Committee shall consist of two or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3, who are "outside directors" to the extent required by and within the meaning of Section 162(m) of the Code.

              "Company" has the meaning set forth in Section 1.1.

              "Disability" means a long-term disability, as defined under Bunge's long-term disability insurance plan or such other applicable plan, as the Committee, in its sole discretion, may determine.

              "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

              "Employee" means an employee of the Company or a Subsidiary who is recommended by the Chief Executive Officer of the Company, or his designee, and is designated by the Committee for participation in the Plan, or is included in the Plan by the Committee.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

              "Executive Officers" shall mean an executive officer as set forth in Section 162(m) of the Code or any other executive officer designated by the Committee for purposes of exempting distributions under the Plan from Section 162(m)(3) of the Code.

              "Final Award" means the actual award earned during a Plan Year by a Participant, as determined by the Committee under the Plan.

              "Financial" shall mean the corporate financial performance of the Company and its Subsidiaries.

              "Non-financial" shall mean the non-financial performance of a specified segment of the Company's operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, function, Subsidiary, division or other such segmentation.

              "Participant" means an Employee who is participating in the Plan pursuant to Section 4.

              "Plan" means the Bunge Limited Annual Incentive Plan.

              "Plan Year" means the calendar year, commencing on January 1st and ending on December 31st.

              "Retirement" means normal or early retirement from employment with the Company or a Subsidiary, as applicable, in accordance with the terms of the applicable pension plan document and/or the retirement policies of the Company or of any Subsidiary employing the Participant.

              "Section 409A" means Section 409A of the Code.

              "Subsidiary" means any company or corporation in which the Company beneficially owns, directly or indirectly, 50% or more of the securities entitled to vote in the election of the directors of the corporation.

              "Target Incentive Award" means the award to be paid to a Participant when performance measures are achieved, as established by the Committee.

SECTION 3.  ADMINISTRATION

              3.1 Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, except with respect to matters under Section 162(m) of the Code that are required to be determined or established by the Committee to qualify awards under the Plan as qualified performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, including adopting and enforcing rules to decide procedural and administrative issues.

              Subject to the limitations set forth in the Plan, the Committee shall have full authority to: (i) designate the Employees who shall participate in the Plan, (ii) establish Award Opportunities in such forms and subject to such conditions and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Award Opportunities as it shall deem appropriate, (iv) determine whether any payment under the Plan shall be mandatorily or may be voluntarily deferred by a Participant, (v) interpret and construe the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) make any and all factual and legal determinations in connection with the administration and interpretation of the Plan, the Award Opportunities and any documents related to the Award Opportunities, (vii) correct any defect or omission or reconcile any inconsistency in the Plan, the Award Opportunities and any documents related to the Award Opportunities, and (viii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, the Award Opportunities and any documents related to the Award Opportunities. The Committee's determinations on matters within its authority shall be final, binding and conclusive upon all parties.

              3.2 Limitation of Liability. The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company. Each member of the Committee, each individual designated by the Committee to administer the Plan and each other person acting at the direction of, or on behalf of, the Committee shall not be liable for any determination or anything done or omitted to be done in good faith by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bye-laws of the Company, shall be fully indemnified and held harmless by the Company with respect to such determination, act or omission.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

              4.1 Eligibility. Subject to the terms of the Plan, each Employee who is recommended by the Chief Executive Officer of the Company or his designee to participate in the Plan, and who is approved by the Committee, or is included in the Plan by the Committee, shall be eligible to participate in the Plan for such Plan Year.

              4.2 Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in the Plan. Participation in the Plan during the applicable Plan Year shall be limited to those Employees ("Participants") who are designated by the Committee; provided that participation by an Employee of a Subsidiary shall constitute such Subsidiary's agreement to pay, at the direction of the Committee, awards directly to its Employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee. Participants shall be notified of the applicable performance goals and related Award Opportunities for the relevant Plan Year.

              4.3 Partial Plan Year Participation. Except as provided in Section 9, in the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, then such Employee's Final Award shall be based on the Base Salary earned as an eligible Employee for the relevant Plan Year, provided that the Employee has participated in the Plan for at least three months.

              4.5 No Right to Participate. No Participant or other Employee shall at any time have a right to participate in the Plan for any Plan Year, despite having participated in the Plan during a prior Plan Year.

SECTION 5.  AWARD DETERMINATION

              5.1 Performance Goals. Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish in writing the performance goals for that Plan Year. For any performance period that is less than twelve months, the performance goals shall be established before 25% of the relevant performance period has elapsed.

              Except as provided in Section 9, the performance goals may include, without limitation, any combination of Financial, Non-financial and individual performance goals. Performance goals shall have any reasonable definitions that the Committee may specify and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing) or measured relative to selected peer companies or a market or other index. After the performance goals are established, the Committee shall align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year shall determine the amount of the Final Award. Except as provided in Section 9, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

              The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

              5.2 Award Opportunities. Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish an Award Opportunity for each Participant. The established Award Opportunity shall vary in relation to the job classification of each Participant. Except as provided in Section 9, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

              5.3 Adjustment of Performance Goals. Except as provided in Section 9, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) applicable to a Plan Year, to the extent permitted by Section 162(m) of the Code, if it determines that the occurrence of unusual, non recurring or other unanticipated changes or events have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. Further, in the event of a Plan Year of less than twelve months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion, except as provided in Section 9.

              5.4 Final Award Determinations. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 9, each Final Award shall be based upon the (i) Participant's Target Incentive Award percentage, multiplied by his Base Salary and (ii) satisfaction of Financial, Non-financial and individual performance goals (if applicable). Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established Financial, Non-financial, and individual performance goals.

              5.5 Limitations. The amount payable to a Participant for any Plan Year shall not exceed $8,000,000.

SECTION 6.  PAYMENT OF FINAL AWARDS

              6.1 Form and Timing of Payment. As soon as practicable after the end of each Plan Year, the Committee shall certify in writing the extent to which the Company and each Participant has achieved the performance goals for such Plan Year, including the specific target objective(s) and the satisfaction of any other material terms of the awards, and the Committee shall calculate the amount of each Participant's Final Award for the relevant period. Generally, Final Award payments shall be payable to the Participant, or to his estate in the case of death, in a single lump-sum cash payment, on or between January 1 and March 15 after the end of each Plan Year, after the Committee, in its sole discretion, has certified in writing that the specified performance goals were achieved.

              6.2 Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, compute and pay a partial award for the portion of the Plan Year that an Employee was a Participant in a manner consistent with Section 6.1.

              6.3 Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or of any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7.  TERMINATION OF EMPLOYMENT

              7.1 Termination of Employment Due to Death, Disability, Retirement or Transfer to a Business Unit not Included in the Plan. In the event a Participant's employment is terminated by reason of death, Disability or Retirement or the Participant is transferred to another business unit of the Company that does not participate in the Plan, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to such termination or transfer only. The reduced award shall be based upon the amount of Base Salary earned during the Plan Year prior to termination of employment or transfer of employment to a business unit that does not participate in the Plan. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the Committee determines, in its sole discretion, that the requirements of Disability have been satisfied.

              The Final Award thus determined shall be payable at the same time as Final Awards are payable to other Employees in a manner consistent with Section 6.1.

              7.2 Termination of Employment for Other Reasons. In the event a Participant's employment is terminated for any reason other than death, Disability or Retirement (as determined by the Committee, in its sole discretion), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a partial award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee in a manner consistent with Section 6.1.

SECTION 8.  RIGHTS OF PARTICIPANTS

              8.1 Employment, Claims to Awards. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

              8.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9.  EXECUTIVE OFFICERS

              9.1 Applicability. The provisions of this Section 9 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 9 and the other Plan provisions, the provisions of this Section 9 shall control with respect to Executive Officers.

              9.2 No Participation After Commencement of Plan Year. An Executive Officer who becomes eligible after the beginning of a Plan Year may not participate in the Plan for such Plan Year. Such Executive Officer will be eligible to participate in the Plan for the succeeding Plan Year.

              9.3 Award Determination. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish the Target Incentive Award percentage for each Executive Officer and performance goals for that Plan Year. Performance goals to be used shall be chosen from among any combination of the Financial and Non-financial performance goals as set forth in Schedule A and such other individual performance goals as may be established by the Committee. The Committee may select one or more of the performance goals specified from Plan Year to Plan Year which need not be the same for each Executive Officer in a given year. Final Awards shall be paid in a manner consistent with Section 6.1.

              At the end of the Plan Year and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant's Target Incentive Award multiplied by his Base Salary, and (ii) Financial, Non-financial and individual performance (if applicable).

              Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Financial, Non-financial and individual performance goals.

              9.4 Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Plan Year. Participants shall not receive any payout when the Company or Non-financial segment (if applicable) does not achieve at least minimum performance goals.

              9.5 Discretionary Adjustments. The Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

              9.6 Possible Modification. If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Section 2, 4.3, 5.1, 5.2, 5.3 or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 9, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 9.

SECTION 10.  AMENDMENT AND MODIFICATION

              The Board or the Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder which he or she has already earned and is otherwise entitled, except where such modification, amendment, suspension or termination is necessary to comply with applicable law, including without limitation, any modifications or amendments made pursuant to Section 409A.

SECTION 11.  MISCELLANEOUS

              11.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of New York.

              11.2 Withholding Taxes. The Company and its Subsidiaries shall have the right to deduct from all payments under the Plan any federal, state, local and/or foreign income, employment or other applicable payroll taxes required by law to be withheld with respect to such payments.

              11.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

              11.4 Recoupment of Awards. Final Awards granted under the Plan to a Participant who is subject to the Company's Executive Compensation Recoupment Policy, as amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such Executive Compensation Recoupment Policy.

              11.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

              11.6 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

              11.7 Successors. All obligations of the Company and its Subsidiaries under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

              11.8 Unfunded Status. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

              11.9 Compliance with Section 409A. Notwithstanding any provision in the Plan to the contrary, if any Final Award is considered to be a "deferral of compensation" as defined in Section 409A and any provision of the Plan contravenes Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, the Committee may, without notice or consent of any Participant, modify such provision to the extent necessary or desirable to ensure the Plan continues to be exempt from the requirement of Section 409A. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Final Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

SCHEDULE A

FINANCIAL PERFORMANCE MEASURES
•	accounts payable	•	net income after non-controlling interests
•	accounts receivable	•	net sales
•	cash flow	•	operating cash flow
•	cash-flow return on investment	•	operating earnings before asset impairment
•	cash flow risk	•	operating profit
•	cash value added	•	pre-tax income
•	credit at risk	•	return on equity
•	days cash cycle	•	return on invested capital
•	days sales outstanding	•	return on net assets
•	debt	•	return on tangible net assets
•	earnings at risk	•	return on tangible net worth
•	earnings before interest and tax (EBIT)	•	revenue growth
•	earnings before interest, tax depreciation	•	risk adjusted economic profit
	and amortization (EBITDA)	•	risk adjusted profit
•	earnings per share	•	risk adjusted return on capital
•	economic profit	•	risk adjusted return on equity
•	economic value added	•	risk adjusted return on invested capital
•	effective tax rate	•	risk adjusted return on net assets
•	free cash flow	•	risk capital
•	impairment write offs	•	selling general and administrative expenses
•	income from continuing operations	•	share price
•	interest coverage	•	Sharpe Ratio
•	margin	•	value at risk
•	market capitalization	•	working capital
•	net financial debt
•	net income
NON-FINANCIAL PERFORMANCE MEASURES
•	amount of inventory	•	product quality
•	brand recognition	•	productivity/efficiency
•	customer/supplier satisfaction	•	quality
•	days of inventory	•	recruiting
•	employee turnover	•	risk management
•	energy usage	•	safety/environment
•	headcount	•	satisfaction indexes
•	loading time/days loading	•	talent development
•	market share	•	turn around time
		•	volumes

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000242103_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Andrew Ferrier 02 Kathleen Hyle 03 John McGlade BUNGE LIMITED 50 MAIN STREET, 6TH FLOOR WHITE PLAINS, NY 10606 ATTN: CARLA HEISS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2 To appoint Deloitte & Touche LLP as Bunge Limited's independent auditors for the fiscal year ending December 31, 2015 and to authorize the audit committee of the Board of Directors to determine the independent auditors' fees. 3 Advisory vote to approve executive compensation. 4 To re-approve the performance goals for the Bunge Limited Annual Incentive Plan. The Board of Directors recommends you vote AGAINST proposal 5: For Against Abstain 5 Shareholder proposal regarding supply chain and deforestation. NOTE: For any other matter properly coming before the Annual General Meeting of Shareholders,this proxy will be voted at the discretion of the proxy holder. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000242103_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . BUNGE LIMITED Annual General Meeting of Shareholders May 20, 2015 10:00 AM This proxy is solicited on behalf of the Board of Directors of Bunge Limited The shareholder(s) hereby appoint(s) Soren Schroder, Andrew Burke, Carla Heiss or David G. Kabbes, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BUNGE LIMITED that the shareholder(s) is/are entitled to vote at the Annual General Meeting of shareholders to be held at 10:00 AM, Eastern Time on May 20, 2015, at the Sofitel Hotel, 45 West 44th Street New York, NY, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side